EXHIBIT-10.17

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of December 21, 2014 (the “Effective Date”) by and among each Property Seller (each, a “Property Seller” and, collectively, as the context requires, “Property Seller”) and each Entity Selling Group (each, an “Entity Selling Group” and, collectively, as the context requires, “Entity Selling Group”, and together with Property Seller, “Seller”, and each individually, a “Seller”) identified on Schedule 1 and Schedule 2, respectively, attached hereto, and NIC ACQUISITIONS LLC, a Delaware limited liability company (“Purchaser”, and together with Seller, each a “Party”).
RECITALS
A.    Property Seller is the owner of each of the senior housing facilities set forth next to its name on Schedule 1, which includes certain real property with the common address identified on Schedule 1. Such real property is legally described in Exhibits 1A‑F attached to this Agreement;
B.    Entity Selling Group is the owner of all of the partnership or limited liability company interests in each of the entities listed on Schedule 2 attached hereto (each, a “Facility Owner” and such interests, the “Facility Owner Interests”) and each Facility Owner is the owner of the senior housing facilities set forth next to its name on Schedule 2 (such facilities, together with the facilities set forth on Schedule 1, collectively, the “Facilities”), which includes certain real property with the common address identified on Schedule 2. Such real property is legally described in Exhibits 2A‑K attached to this Agreement;
C.    As more particularly described below in this Agreement, Purchaser is interested in acquiring (i) the real property described in Exhibits 1A-F (such real property, together with the real property described in Exhibits 2A-K, collectively, the “Land”) and the related improvements and personal property owned by each Property Seller and (ii) all of the Facility Owner Interests, and Seller is willing to sell the same to Purchaser under the terms and conditions of this Agreement.
AGREEMENT
For valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Purchaser agree as follows:
1.Purchase. Seller agrees to sell to Purchaser at Closing (as defined in Section 12(a)), and Purchaser agrees to purchase at Closing, in accordance with the terms of this Agreement, (i) the Facility Owner Interests and (ii) with respect to the Property Sellers, the following:
(a)    The Land described in Exhibits 1A-F, together with all Appurtenances, which are owned by any Property Seller or any Affiliate of any Property Sellers (the parties agreeing, for all purposes of this Agreement, that “Affiliate” shall mean, with respect to any person or entity, any other person or entity controlling, controlled by or under commercial control with such person or entity, but, for avoidance of doubt, the Existing Tenant (as defined below) and its Affiliates shall not be considered Affiliates of Property Sellers and/or Facility Owners, and “Appurtenances” shall mean any and all privileges and easements appurtenant to any real property described in Exhibits 1A-F);
(b)    All Improvements located on the Land described in Exhibits 1A-F (the parties agreeing that “Improvements” shall mean Property Seller’s right, title and interest in the existing buildings, fixtures, structures and other improvements, together with, to the extent owned by any Property Seller or any Affiliate of any Property Seller and not constituting Personal Property, apparatus, equipment and appliances incorporated therein and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, ventilation and other services thereto);
(c)    All Personal Property owned by any Property Seller or any Affiliate of any Property Seller (the parties agreeing that “Personal Property” shall mean the tangible personal property, including all vehicles, located within and used exclusively in connection with the operation of any Facility); and
(d)    All of any Property Seller’s and any Property Seller’s Affiliates’ rights, if any, as to the Intangible Property including, without limitation, trade names (other than any Property Seller’s or such Property Seller’s Affiliates’ name, used in connection with any Facility which specifically excludes the name “Hawthorn” and any variations thereof) (the “Trade Names”) and all warranties, guarantees, permits and other matters relating to the operation of any Facility, to the extent transferable (collectively the “Rights”).
The Land, the Appurtenances owned by Property Seller and its Affiliates and by Facility Owners and the Improvements located on the Land are collectively referred to in this Agreement as the “Real Property”. The Real Property and the Personal Property owned by the Property Seller and its Affiliates and by Facility Owners are referred to in this Agreement collectively as the “Property.” The Property, together with the Facility Owner Interests shall hereinafter be referred to as the “Assets”).
2.    Deposit. As security for Purchaser’s obligations under this Agreement Purchaser will deposit in escrow with Stewart Title Guaranty Company, 1980 Post Oak Blvd., Suite 610, Houston, TX 77056, Attn: Wendy Howell (“Escrow Agent”) within one (1) business day following the Effective Date, $4,350,000 in cash as an earnest money deposit. The Deposit will be held in an interest bearing account and will be applied towards the purchase price upon Closing. The Deposit will be non-refundable to Purchaser except as specifically provided in this Agreement. As used in this Agreement the term “Deposit” refers to the cash earnest money deposit and all interest earned thereon.
3.    Purchase Price. Upon Closing, Purchaser will pay Seller (or Seller’s Representative as agent for Seller) an aggregate purchase price of Four Hundred Thirty-Five Million Dollars ($435,000,000) for the Assets less the outstanding principal amount of all Existing Loans (as hereinafter defined) together with all accrued interest thereon. The purchase price will be payable, all in cash, inclusive of the Deposit, at Closing.

4.    Title. Title to the Real Property at Closing will be free of encumbrances or defects other than Permitted Exceptions (as defined in this Section 4) and will be so insurable at and as a condition of Closing, for Purchaser’s benefit, as evidenced by a binding commitment from Stewart Title Guaranty Company, 1980 Post Oak Blvd., Suite 610, Houston, TX 77056, Attn: Wendy Howell (“Title Company”) to issue the title policy. For the purposes of this Agreement, “Permitted Exceptions” will include only (i) matters of record approved by Purchaser or deemed approved pursuant to Section 5, (ii) any Liens securing the Existing Loans, (iii) any existing occupancy agreements for the Improvements with the occupants of the Facilities (the “Residents”) entered into by Existing Tenant and/or its Affiliates, agents or managers (the “Resident Agreements”), (iv) matters disclosed in the applicable Survey (provided if Purchaser does not obtain a Survey for any Facility, Permitted Exceptions shall include matters that a current ALTA survey for such Facility would disclose), (v) exceptions attributable to the acts or omissions of Existing Tenant, Purchaser, their respective Affiliates, and/or or the respective agents, employees or contractors of such parties. Title to the Personal Property will be free and clear of liens and encumbrances except the Permitted Exceptions. Encumbrances may be discharged by Seller through escrow out of purchase money or otherwise distributable to Seller at Closing.
5.    Title Commitment; Survey. Purchaser will order a preliminary commitment (each, a “Commitment”) for an owner’s policy of title insurance with respect to each Facility in form and substance acceptable to Purchaser in its sole discretion (each, a “Title Policy”) issued by Title Company, together with a copy of the documents forming the basis for each exception therein (the “Exception Documents”). Purchaser at its expense shall have the right to obtain a new ALTA survey with respect to the Real Property relating to each Facility (each, a “Survey”). On or before the earlier to occur of (a) the expiration of the Inspection Period or (b) ten (10) days after Purchaser’s receipt of the Commitments, all Exception Documents and the Surveys (or any updates to any of the foregoing), Purchaser will advise Seller in writing of Purchaser’s approval or disapproval of any exceptions to title in any Commitment or any Survey, in Purchaser’s sole discretion, setting forth with specificity the item(s) which Purchaser disapproves; provided, however, if any such updates with respect to any Commitment are received by Purchaser prior to Closing, Purchaser shall have an additional five (5) business days following Purchaser’s receipt of such update and legible copies of all documents referenced therein to notify Seller in writing of Purchaser’s objections to items shown on any such update which were not disclosed on the previously delivered Commitment, Surveys or Exception Documents, regardless of the expiration of the Inspection Period and any scheduled Closing. If Purchaser indicates by written notice to Seller its disapproval of any exceptions to title with respect to any Commitment, then Seller will advise Purchaser within five (5) days thereafter by written notice to Purchaser whether Seller can and will remove the items Purchaser disapproves. Seller will have no duty or obligation of any kind or nature to remove items to which Purchaser objects and may, in its sole and absolute discretion, choose not to remove any or all of such objectionable items with respect to any Commitment. Subject to the terms of Section 9 hereof, if Seller does not indicate by written notice to Purchaser within such 5-day period that it will remove all such objectionable items, then, unless within five (5) days thereafter Purchaser advises Seller in writing that Purchaser is terminating this Agreement, Purchaser will have accepted the condition of title and will proceed to Closing as to all Facilities. Those title exceptions to which Purchaser made no objection or to which Purchaser waived its objections will be Permitted Exceptions.

6.    Conveyance of Assets and Facility Owner Interests.
(a)    Deeds, Bill of Sale and Assignments. Title to the Real Property with respect to each Facility owned by a Property Seller will be conveyed by each Property Seller by a limited warranty deed substantially in the form attached to this Agreement as Exhibit 3 modified as reasonably necessary for state specific requirements (each, a “Deed”) free of encumbrances or defects, except the Permitted Exceptions. Property Seller’s and Property Seller’s Affiliates’ interest in the Personal Property will be conveyed to Purchaser by Bill of Sale in the form attached to this Agreement as Exhibit 4 (the “Bill of Sale”); and to the Trade Names, Licenses and Rights, if any, by an Assignment and Assumption of Rights in form attached to this Agreement as Exhibit 5 (the “Assignment of Rights”). Seller, Purchaser and Existing Tenant have agreed that the Existing Leases will be terminated at Closing, and such termination will be evidenced by the (i) Landlord Direction and Operations Transfer Agreement attached hereto as Exhibit 6 and (ii) Termination of Leases attached hereto as Exhibit 7 (collectively, the “Existing Lease Termination Documents”).
(b)    Interest Assignment. Each Entity Selling Group member or partner will convey the applicable Facility Owner Interests to Purchaser pursuant to an assignment of Facility Owner Interests in the form attached to this Agreement as Exhibit 8 (each, an “Interest Assignment”, and together with each of the Deeds, the Bills of Sale, the Existing Lease Termination Documents, and the Assignments of Rights are referred to collectively as the “Conveyance Documents”). At Seller’s sole election exercisable by delivery of written notice to Purchaser not less than ten (10) days prior to the Closing Date, Seller may convert any Facility Owner to a Property Seller, and in such event Purchaser shall not acquire the Facility Owner Interests for such Facility Owner. In the event Seller is unable to obtain any required consent to transfer to Purchaser any Facility Owner Interests with respect to any Facility Owner and its Facility, the applicable Facility Owner shall sell, convey and transfer (and Seller shall cause such Facility Owner to sell, convey and transfer) to Purchaser, at Closing, such Facility.
(c)    Existing Lease Termination Documents. Each Property Owner and Facility Owner shall execute and deliver to Purchaser the Termination of Leases; and each Property Owner, Facility Owner and Purchaser shall execute and deliver to the other parties hereto the Landlord Direction and Operations Transfer Agreement.

7.    Inspections; Indemnity.
(a)    Inspections. Subject to the rights of Existing Tenant and residents of the Facilities, Purchaser will be permitted access to the Real Property and the other Property during normal business hours for inspections and tests during the Inspection Period, and thereafter until Closing. Seller’s Representative and Existing Tenant will have the right to designate a representative for purposes of coordinating and overseeing Purchaser’s on-site due diligence investigation. Purchaser will give Seller’s Representative and Existing Tenant advance notice (which notice may be oral) of its investigation of the Real Property, describing the nature of the review work to be undertaken and the estimated duration of the review. A representative designated by Seller’s Representative and Existing Tenant will have the right to accompany Purchaser and its agents, representatives and contractors that are performing tests on or about the Real Property in connection with such testing and to limit the duration, frequency and means of such testing to the extent necessary to avoid disruption of residents of the Real Property. Purchaser shall not have the right to conduct any invasive tests without the prior specific written approval of Seller’s Representative and Existing Tenant. Purchaser covenants that it will conduct its inspections and other due diligence activities in a professional, sensitive and, except as required by applicable law, confidential manner which minimizes interference with residents of the Facilities or any persons working at the Facilities. If there are not current environmental investigations or reports included in the materials delivered by Seller, or if Purchaser, in its sole and absolute discretion elects, Purchaser may obtain Phase I environmental surveys or other non-invasive reports for the Real Property relating to each Facility at the cost and expense of Purchaser. Further, Purchaser is at liberty, at any time during the Inspection Period, to request, in writing, supplemental or additional information or to have reasonable direct access to data, information or materials reasonably necessary to the conduct of its due diligence efforts subject to the approval of Existing Tenant and rights of Residents. Seller agrees that all decisions and elections to be made by Property Seller, the owner of the Facility Owner Interests, or Seller hereunder shall be made by Seller’s Representative, and any and all such decisions or elections made by Seller’s Representative is and shall be binding on all of such parties.
(b)    Indemnity. Purchaser will indemnify, defend and hold Seller and their Affiliates harmless from and against all losses, damages, liabilities, claims, fines, penalties, causes of action and expenses arising from or out of the presence or activities of Purchaser or its agents, employees, representatives, consultants or contractors on the Real Property, both before and after Closing, including but not limited to clean‑up costs related to the presence of Hazardous Materials attributable to Purchaser’s presence or activities and, if Purchaser does not purchase the Property, will repair any damage to the Property caused by such presence or activities. Purchaser will not be responsible for indemnifying Seller or their Affiliates as to the presence on the Real Property of Hazardous Substances, if any, which existed on the date of this Agreement, except to the extent that such Hazardous Materials problem is exacerbated due to the negligence, the reckless acts or the intentional torts of Purchaser or its employees, agents or contractors or to its or their breach of applicable law or the terms of this Section 7. The terms of this Section 7 will survive Closing or termination of this Agreement.
(c)    Hazardous Materials. As used in this Agreement the term “Hazardous Materials” means: (i) any radioactive materials and (ii) any substance or material the transportation, storage, treatment, handling, use, removal or release of which is subject to any law regarding health, safety, radioactive materials or the environment (an “Environmental Law”). Without limiting the generality of the foregoing, “Hazardous Materials” includes: asbestos and asbestos-containing materials (whether or not friable); urea-formaldehyde in any of its forms; polychlorinated biphenyls; oil, used oil; petroleum products and their by-products; lead-based paint; radon; and any substances defined as “hazardous waste,” “hazardous substances,” “pollutants or contaminants,” “toxic substances,” “hazardous chemicals,” “hazardous pollutants,” or “toxic chemicals” under an Environmental Law.
8.    Due Diligence.

(a)    Documents. Within ten (10) days after the Effective Date, Seller will make available (or cause each Facility Owner to make available) to Purchaser electronically through a dropbox or available for copying at Seller’s Representative’s offices, Seller’s books and records relating to the Assets that are in the possession of, or are reasonably accessible to, Seller, any Facility Owner or Seller’s Representative (“Seller’s Possession” and such deliveries and materials, the “Due Diligence Materials”), other than (i) documents, if any, covered by the attorney-client privilege, (ii) appraisals, (iii) proposals from, and correspondence with, other potential purchasers of the Property, (iv) documents or records containing personal information regarding employees or residents of the Facilities (including health records protected by law), (v) financial information or other documentation relating to construction, financing and other financial information relating to any Facility before such Facility was opened for business and (vi) copies of all financial statements or other financial reports delivered and certified by Existing Tenant to Seller or any Facility Owner or Seller’s Representative pursuant to the terms of any Existing Lease for the period between January 1, 2014 and Closing. All documentation provided to Purchaser will be provided for informational purposes only and without warranties of any kind or nature, express or implied, except as otherwise expressly set forth in this Agreement. As provided in this Agreement, Purchaser understands that Existing Tenant operates, maintains and manages the Facilities and therefore the Due Diligence Materials to be provided by Seller are primarily limited to its receipt of rent under the Existing Leases, payment of the Existing Loans and historical information in the Seller’s Possession related to construction of the Facilities. The Due Diligence Materials will include: (A) copies of the following (collectively, the “Financial Documents”): all annual income and expense statements, financial operating statements, accounts receivable reports, balance sheets, for the Property Sellers and the Facility Owners, in each case since January 1, 2013, and the current year and monthly bank statements for all accounts relating to the Property Sellers and the Facility Owners for the preceding twelve (12) months (thereafter Seller shall deliver to Purchaser, on or before the tenth (10th) day of each month, Financial Documents and the bank statements for the preceding month, including after the Closing for the month in which the Closing occurs); and (B) copies of insurance certificates with respect to all hazard, rent loss, liability, worker’s compensation and other insurance policies, if any, obtained and maintained by Property Sellers and Facility Owners and a list of all claims and settlements of $25,000.00 or more asserted against Facility Owners from and after January 1, 2013 (such list, the “Insurance Schedule”); and (C) a current listing of any motor vehicles owned by Property Sellers or Facility Owners and used exclusively in connection with the operation of the Facilities, with such motor vehicles identified by make, model and year. Notwithstanding anything to the contrary contained in this Agreement, Seller agrees (for itself and on behalf of each Facility Owner) that (i) Purchaser may have direct contact with Existing Tenant and may request information from Existing Tenant with respect to the Facilities and the other Property and (ii) Existing Tenant shall have the right to disclose any information requested by Purchaser regarding the Facilities and the other Property to Purchaser, in each case without any Seller consent or any liability or obligation to any party hereto (or any Facility Owner) or Existing Tenant, except Existing Tenant and/or Purchaser shall provide or make available a copy to Seller’s Representative. For clarification, Sellers and the Facility Owners make no representation or warranty and shall have no liability whatsoever as to the accuracy of any documentation, disclosures, statements, or other information provided to Purchaser by Existing Tenant, its Affiliates or any other third party.

(b)    Facility Leases. Purchaser acknowledges that each of the Facilities is leased to Harvest Leasing LLC (“Existing Tenant”) by Property Seller or each Facility Owner pursuant to the leases described on Schedule 3 attached hereto (the “Existing Leases”) and operated by the Existing Tenant.
9.    Inspection Contingency. Purchaser will have until the day that is 45 days after the Effective Date (the “Inspection Period”) to make any and all due diligence reviews and inspections as Purchaser may desire in its sole and absolute discretion for Purchaser to satisfy itself as to the acceptability of the Assets. If Purchaser intends to disapprove the Assets as a result of its investigation during the Inspection Period, it will give Seller written notice thereof on or before the end of the Inspection Period. If Purchaser gives a disapproval notice in accordance with this Section 9, then this Agreement will terminate, except for Purchaser’s Section 7 obligations, and the Deposit will be returned to Purchaser. If Purchaser fails to give a written disapproval notice in accordance with this Section 9, then Purchaser’s contingency under this Section 9 will be waived, and Purchaser will proceed to Closing under this Agreement.
10.    Seller’s Representations and Warranties. Except as set forth in the disclosure letter (“Disclosure Letter”), Seller makes the following representations and warranties to Purchaser on the Effective Date and at Closing:
(a)    No Consent or Conflict. Other than any licensing that Purchaser must obtain to own and operate each of the Facilities and as required by the terms of the Existing Loan Documents, to Seller’s knowledge, no consent from or notice to any federal, state or local court or federal, state or local government bureau, department, commission or agency, or any other person or entity whether or not governmental in character, is required to permit Seller to execute, deliver and perform this Agreement other than consents which have been obtained or will be obtained by Closing. Except for the Existing Loan Documents (which require consent for the consummation of the transactions contemplated by this Agreement), the execution, delivery and performance by Seller of this Agreement does not conflict with or breach any agreement to which Seller is a party or to Seller’s knowledge by which Seller or any of the Assets are bound.
(b)    Seller’s Authority. Each Seller and each Facility Owner is duly organized, validly existing and in good standing or authorized to do business, as applicable, under the laws of the state of its organization and, with respect to each Property Seller and each Facility Owner, the state in which its Facility is located. Seller never has existed or operated under any other name. Seller has the requisite power and authority to own the Assets. The execution, delivery and performance of this Agreement by Seller, have been, or will prior to Closing be, duly authorized by all necessary action and proceedings, and no further action or authorization will be necessary on the part of Seller in order to consummate the transactions contemplated in this Agreement. Each of the persons signing this Agreement and the other documents contemplated by this Agreement on behalf of Seller has the legal right, power and authority to bind Seller.
(c)    Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code.

(d)    Creditors. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened in writing against Seller, nor are any of such proceedings contemplated by Seller.
(e)    Violations of Law. To Seller’s knowledge, Seller has not received any written notice of violation of any law, ordinance, order, rule, regulation or requirement affecting the Facilities or the other Property. Seller has not received any demand or deficiency comments or similar notice from any Governmental Authority with regard to any portion of the Assets.
(f)    Litigation. Seller has received no written notice of and no action or proceeding is pending against Seller or, to Seller’s knowledge, threatened against Seller, and, to Seller’s knowledge, no investigation looking toward such an action or proceeding has begun, which could result in any material adverse change in the business, operations, affairs or condition of the Assets (or any portion thereof) or result in or subject any Facility or any of the other Property to a material liability or involves condemnation or eminent domain proceedings against any material portion of any Facility or any other Property.
(g)    Existing Leases. Seller has provided to Purchaser true, correct and complete copies of the Existing Leases. To Seller’s knowledge, no party to any Existing Lease is in default thereunder and there does not exist any occurrence, event, condition or act which, upon the giving of notice or the lapse of time or both, would become a default under any Existing Lease. Other than Permitted Exceptions disclosed in the Title Commitments, Seller has granted no person or entity (other than (i) the Existing Tenant pursuant to the Existing Leases and the permitted subtenants, Residents, and licensees of Existing Tenant, (ii) any party granted rights pursuant to the Permitted Exceptions) the right to use or occupy the Facilities or the other Property.
(h)    Operating Contracts. None of Seller, any Facility Owner or Seller’s Representative is a party to any agreement or arrangement relating to the ownership, use, maintenance, repair, operation or leasing of the Facilities, other than the Existing Loan Documents, the Organizational Documents, the Permitted Exceptions, and the Existing Lease Termination Documents.
(i)    Taxes and Special Assessments. Neither Seller nor any Facility Owner has submitted an application for the creation of any special taxing district affecting any of the Facilities or any other portion of the Property, or annexation thereby, or inclusion therein. To Seller’s knowledge, neither Property Seller nor any Facility Owner has received written notice that any Governmental Authority has commenced or intends to commence construction of any special or off-site improvements or has imposed or increased or intends to impose or increase any special or other assessment against the any of the Facilities or any other portion of the Property, including assessments attributable to revaluations of the Facilities or any other portion of the Property. To Seller’s knowledge, all business, occupation, sales, use, gross receipts, rental, real and personal property and other similar taxes imposed with respect to Property Seller’s or Facility Owner’s interest in the Facilities or any other portion of the Property, which are due and payable have been paid in full, or will be paid in full by Property Seller or any Facility Owner as and when such taxes become due and payable. All of such taxes referenced in the preceding three sentences with respect to the Facilities are administered and paid by Existing Tenant and Seller has received no written notice of delinquency. Seller or a Facility Owner has timely and properly filed (or timely requested extensions with respect to) all federal, state, local and foreign tax returns, reports and forms for which it is or has been required to file with respect to the ownership of the Facilities or any other portion of the Assets and, all such returns, reports and forms are (or were at the time of their filing) true, correct and complete in all material respects, and the amount of tax, if any, shown to be due on such returns (together with any applicable interest or penalties) has been paid in full.
(j)    Not a Prohibited Person.
(i)    Neither Seller, nor any Facility Owner, is a Prohibited Person.
(ii)    To Seller’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person.
(iii)    None of the Assets is the property of, and/or beneficially owned, directly or indirectly, by a Prohibited Person.
(iv)    None of the Assets is the proceeds of specified unlawful activity as defined by 18 B.SC. §1956(c)(7).
(k)    Hazardous Materials. Seller has no knowledge of any violation of any Environmental Law related to the Facilities or the Real Property or the presence or release of any Hazardous Materials on or from the Facilities or the Real Property except as disclosed in the environmental reports provided by Seller to Purchaser as part of the Due Diligence Materials or in any environmental report obtained by Purchaser prior to Closing (the “Environmental Reports”). Except for de minimis amounts of Hazardous Materials used, stored and disposed of in accordance with Environmental Laws, and used in connection with the ordinary maintenance and operation of the Facilities or any other portion of the Property, neither Seller, any Facility Owner nor any Affiliate of any of the foregoing has manufactured, introduced, released or discharged from or onto the Real Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), and neither Seller, any Facility Owner nor any Affiliate of any of the foregoing has used the Real Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials. Except as set forth in the Environmental Reports, Seller has no knowledge of any underground storage tanks located on the Real Property. Seller has no knowledge of any environmental assessments or studies which exist with respect to the Real Property except for the Environmental Reports.
(l)    Financial Documents/Liabilities. Each of the Financial Documents (i) is true, correct and complete in all material respects as of the date indicated therein, (ii) was prepared in accordance with generally accepted accounting principles consistently applied (except the Facility Owners use cash basis accounting), and (iii) reasonably presents all revenues, expenses and operations of each of the Facility Owners as a separate standalone business unit. The Facility Owners have no material liabilities, obligations or commitments except (i) those that are reflected or reserved against in the Financial Documents, and (ii) those that have been incurred in the ordinary course of business after September 30, 2014, and which are not material in amount. Since January

1, 2014, Property Sellers and the Facility Owners have conducted their business in the ordinary course consistent with past practice.
(m)    Other Property.
(i)    The plans and records relating to each of the Facilities and the other Property delivered by Seller or any Facility Owner to Purchaser pursuant to the terms of this Agreement are all of the material plans and records which are within Seller’s Possession.
(ii)    Subject to the terms and conditions of the Existing Leases, Seller has, and upon the Closing Date will deliver to Purchaser, all of its rights and title, if any, to the plans and records, Permits, Personal Property, and Intangible Property, free and clear of all Liens except the Permitted Exceptions.
(n)    Insurance. To Seller’s knowledge, there currently is in effect such insurance policies for the Property (and with respect to each Facility Owner and Property Seller) as required by the Existing Leases. To Seller’s knowledge, Existing Tenant has paid all premiums due on such insurance policies. To Seller’s knowledge, Seller has not received any written notice or request from any insurance company requesting the performance of any work or alteration with respect to any Facility or any other Property. To Seller’s knowledge, Seller has not received notice from any insurance company concerning any defects or inadequacies in any Facility or any other Property, which, if not corrected, would result in the termination of insurance coverage or increase its cost.
(o)    Permits; Healthcare Matters.
(i)    Resident Records. Neither Seller nor any Facility Owner has possession of or maintains any records and reports relating to the Residents at any Facility (collectively, the “Resident Records”) all of which, to Seller’s knowledge, are in the possession of Existing Tenant, and to its knowledge, has not received written notice of any material deficiency in the Resident Records or other relevant records of any Facilities.
(p)    Facility Owners. A true, correct and complete list of all the Facility Owners, together with the jurisdiction of organization of each Facility Owner is set forth on Schedule 2. All of the Facility Owner Interests are set forth in the Disclosure Letter. All issued and outstanding Facility Owner Interests are owned directly by the applicable Entity Selling Group free and clear of all Liens. Upon Closing, subject to the right of Seller to re-designate a Facility Owner as a Property Seller, Purchaser (or its designee) will acquire all outstanding Facility Owner Interests in each Facility Owner, free and clear of all Liens. None of the Facility Owners own, directly or indirectly, any shares of stock of, or other equity interest in, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.
(q)    Organizational Documents. Seller has provided to Purchaser true, correct and complete copies of the operating agreement, the certificate of formation, the certificate of limited partnership and limited partnership agreement, or the certificate of incorporation and bylaws, as applicable, and in each case, all amendments thereto, of each Facility Owner (collectively, the “Organizational Documents”).

(r)    Capitalization. Except as set forth in the Organizational Documents, each membership interest or unit, partnership interest or each share of capital stock of each Facility Owner is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights and each such interest, unit or share is owned by the applicable Entity Selling Group free and clear of all options, rights of first refusal, agreements, limitations on any Entity Selling Group voting, distribution, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever, other than restrictions under the Organizational Documents, and federal and state securities laws. There are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued membership interests or units or shares of capital stock in any Facility Owner or obligating any Facility Owner to issue or sell any membership interests or units or any shares of capital stock of, or other equity interests in, any Facility Owner, (ii) voting securities of any Facility Owner or securities convertible, exchangeable or exercisable for membership interests or units or voting securities of any Facility Owner, or (iii) equity equivalents, interests in the ownership or earnings of any Facility Owner or similar rights. There are no outstanding contractual obligations of any Facility Owner to repurchase, redeem or otherwise acquire any membership interests or units or shares of capital stock of any Facility Owner or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity. None of the Facility Owners is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any equity securities of any Facility Owner or any other contract relating to disposition, voting or dividends with respect to any equity securities of any Facility Owner except the Organizational Documents.
(s)    Employees. Seller represents and warrants that none of the employees working at the Facilities or any other portion of the Property are the employees of Seller or any Facility Owner, and since its formation, no Facility Owner has ever had employees.
(t)    Indebtedness. A true, correct and complete list of (i) all Indebtedness of the Facility Owners and (ii) all Indebtedness of any other person or entity that is secured by any Facility, any other portion of the Assets or any Facility Owner or any interest therein, including Indebtedness that constitutes an Intercompany Arrangement is set forth in Schedule 4 attached hereto. A true, correct and complete list of all documents, agreements and instruments evidencing the Indebtedness described in (i) above (to the extent relating to borrowed money) and the Indebtedness described in (ii) above, and in each case, all amendments thereto is set forth in Schedule 5 attached hereto (the “Existing Loan Documents” and such loans contemplated thereby, the “Existing Loans”). Seller has provided to Purchaser true, correct and complete copies of the Existing Loan Documents. “Indebtedness” means, with respect to any person or entity, (a) all indebtedness for borrowed money, secured or unsecured, (b) all obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), (c) any obligations evidenced by notes, bonds, debentures or similar instruments, (d) all reimbursement obligations with respect to surety bonds and letters of credit (in each case, whether or not drawn or matured), (e) all obligations under conditional sale or other title retention contracts, or incurred as financings with respect to purchased property, (f) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (g) all obligations under capitalized leases, (h) all obligations in respect of bankers acceptances or letters of credit, (i) all amounts required to be paid as a guaranteed payment to partners or a preferred or special dividend and (j) guarantees of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.
(u)Intercompany Arrangements. Schedule 6 sets forth a complete and correct list of all contracts and Indebtedness between (a) any Facility Owner, and (b) either (i) any Seller Affiliated Person or (ii) any lender to a Seller Affiliated Person to the extent that such Contract constitutes a guaranty, pledge or other credit support for such Seller Affiliated Person (collectively, the “Intercompany Arrangements”). Following Closing, no Facility Owner will owe any amount to, or have any outstanding commitment to make any loan or extend or guarantee credit to, or for the benefit of, any Seller Affiliated Person. “Seller Affiliated Person” means (i) any current or former officer or director of any Facility Owner, (ii) any Affiliate of any current or former officer or director of an Facility Owner, and (iii) any Seller or Affiliate of a Seller, in each case.
(v)Banking Information. The Disclosure Letter sets forth a complete and correct list and description of all accounts, lines of credit, and safety deposit boxes that belong to each Facility Owner or relate to any Existing Loans, including, with respect to each account, line of credit, and safety deposit box, the names and locations of the banks or institutions at which they are maintained, the names of all persons authorized to draw thereon or who have access thereto, as well as the account numbers as of the Effective Date, including all accounts maintained in connection with the Existing Loans.
(w)Disclosure Letter. Disclosure of any fact or item in any section of the Disclosure Letter shall be deemed to be disclosed only with respect to that section of this Agreement. If the existence of such fact or item is relevant to any other section, it shall be deemed to be disclosed with respect to that other section only so long as the relevance of such disclosure to such other section is reasonably apparent.
(x)General Provision Regarding Warranties and Representations. If, prior to Closing, either Purchaser or Seller discovers a fact or circumstance which would render a representation or warranty by a Seller or Facility Owner inaccurate in any material respect as of the Effective Date or the Closing Date, it shall promptly advise the other party thereof in writing. If Purchaser is so advised of such a fact or circumstance prior to Closing, it shall have the option, exercisable within five (5) business days thereafter to either (i) elect to terminate this Agreement and receive a return of the Deposit and, if such inaccuracy was known to Seller’s Representative as of the Effective Date, reimbursement by Seller of Purchaser’s Expenses up to a maximum of $250,000 or (ii) to waive such inaccuracy, in which event Purchaser shall be deemed to have waived all rights, claims and causes of action against Seller or any of them related thereto and the representation or warranty shall be deemed amended to reflect such fact or circumstance disclosed by Seller to Purchaser in writing prior to Closing. Notwithstanding anything to the contrary contained herein, no claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter of which Purchaser has actual knowledge prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Five Hundred Thousand Dollars ($500,000), following which Seller shall be liable for the entire amount of all such claims, (c) to the extent Seller’s maximum aggregate liability for breach of any or all such representations or warranties exceeds Nine Million Dollars ($9,000,000), and (d) unless written notice containing a description of the specific nature of such breach(s) shall have been given by Purchaser to Seller prior to the expiration of the one (1) year period provided below and an action shall have been commenced by Purchaser against Seller within thirty (30) days after the termination of such one (1) year period. This section shall survive Closing.
(y)Knowledge. For the purposes of this Agreement, “Seller’s knowledge” means the actual, current knowledge of Patrick Kennedy and Norman Brenden, each an officer of Seller’s Representative, without inquiry or any obligation to undertake any investigation or take any affirmative action to acquire any knowledge. Such individuals shall have no personal liability with respect to any warranties and representations under this Agreement or otherwise. In no event shall any actual or constructive knowledge of the Existing Tenant be imputed or otherwise attributed to Seller or Seller’s Representative and in no event shall any financial or other information prepared or provided by Existing Tenant or any warranty or representation by Existing Tenant be imputed to Seller.
11.    Purchaser’s Representations and Warranties. Purchaser makes the following representations and warranties to Seller:
(a)    Purchaser’s Authority. Purchaser has the requisite power and authority to acquire the Assets. The execution, delivery and performance of this Agreement by Purchaser have been duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of Purchaser in order to consummate the transactions contemplated in this Agreement.
(b)    No Conflict. Neither the execution nor delivery of this Agreement by Purchaser, nor performance of any of its obligations under this Agreement, nor consummation of the transactions contemplated under this Agreement, will conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents under which Purchaser was organized, or any agreement to which Purchaser is a party or by which it is bound, or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over Purchaser.
(c)    Affiliates. Purchaser is an Affiliate of Existing Tenant. Purchaser is familiar with the Existing Leases and understands that, except as otherwise provided in the Existing Leases, Existing Tenant has the sole responsibility and obligation for the management, operation, use, maintenance, repair, placement of insurance and payment of insurance premiums, payment of taxes, employees, care of residents, and all other operational aspects of the Facilities as more particularly set forth in the Existing Leases.
12.    Closing.
(a)    Date of Closing. Subject to this Section 12(a) and to the satisfaction of the conditions to closing set forth in this Agreement, Closing will occur through an escrow with the Seattle office of Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present and may deliver documents by overnight air courier or other means, on the date (the “Closing

Date”) that is thirty (30) days after the expiration of the Inspection Period (“Closing”). The Closing shall occur and delivery of all Closing documents shall occur in Seattle, Washington.
(b)    Closing Deliveries and Costs. Prior to Closing, Seller will deposit (or will cause each Facility Owner to deposit, as applicable) in escrow three (3) originals of each of the Conveyance Documents, each duly executed by Seller; a duly executed non-foreign affidavit in accordance with Section 1445 of the Internal Revenue Code; a duly executed certified Operating Contract List dated no more than five (5) business days prior to Closing; a duly executed officer’s certificate certifying that the representations and warranties of Seller contained in this Agreement are true, correct and complete in all material respects and that the covenants and other agreements of Seller required by this Agreement to be complied with, performed or satisfied have been complied with, performed or satisfied in all material respects; instruments of title to the vehicles, if any, comprising part of the Personal Property owned by Property Sellers and such duly executed transfer documents as are required under law of the State in which the Real Property relating to each Facility is located to effectively transfer ownership to Purchaser of such vehicles; such applicable sales tax or real property transfer tax forms or declarations or similar forms executed by Seller and Purchaser as required by Law; such reasonable and customary affidavits, gap indemnities, no change affidavits for the Surveys (to the extent applicable), non-imputation endorsements (with respect to any transfer of Facility Owner Interests) and other customary agreements as reasonably requested by the Title Company to cause the Title Company to issue the Title Policy for each Facility, all as reasonably requested by Purchaser, the Title Company or the Escrow Agent, any and all conveyance, assignment and all other instruments and documents as may be reasonably necessary in order to complete the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.
Prior to Closing Purchaser will deposit with the Escrow Agent the balance of the purchase price, less the Deposit (adjusted by the prorations and closing cost adjustments contemplated by the immediately following paragraph and Section 13) and duly executed counterparts of the Conveyance Documents to which it is a party and cause Existing Tenant to duly execute and deliver the Existing Lease Termination Documents.
Purchaser shall be responsible for the following closing costs: the title insurance premium for the Title Policy for each Facility attributable to extended coverage or any endorsements requested by Purchaser; one-half (1/2) of the basic escrow fee and all title and escrow fees and all charges allocable to Purchaser’s financing or assumption or prepayment of the Existing Loans for this transaction including, without limitation, prepayment fees or premiums, assumption fees, title endorsements, and related expenses (if any). Seller will pay the title insurance premium for a standard coverage policy of title insurance for each Facility (provided, if Purchaser does not elect to obtain title insurance from First American Title Insurance Company, Purchaser shall pay any portion of such premium charged by the Title Company which exceeds the bid amount obtained by Seller from First American Title Insurance Company for such title insurance), the recording fee on the Deeds; one-half (1/2) of the escrow fee, other than any portion thereof allocable to Purchaser’s financing for this transaction; and any transfer taxes on the Real Property. Each party will pay its own attorneys’ fees. Any other costs and fees, such as sales tax on personal property or personal property tax due and payable in any jurisdiction will be paid by the party that customarily pays those costs and fees in transactions in such jurisdiction.
(c)    Contracts and Records. Seller’s Representative will deliver or cause each Facility Owner to deliver to Purchaser, outside of escrow at Closing, and will make available for copying by Purchaser, at Purchaser’s expense, all other records of Seller relating to the Property (but not Property Seller) and all other records of each Facility Owner, in each case which have not previously been copied by Purchaser, except those which Seller was excused from delivering under terms of Section 8 above. Except as prohibited by any Law, Purchaser will make such documentation reasonably available to Seller at each Facility for copying by Seller, upon Seller’s written request, if Seller needs such in connection with claims or litigation related to periods prior to Closing, subject to Seller’s agreement to pay for the cost of such copying. At Purchaser’s request, to the extent required by applicable law, Seller shall cooperate with Purchaser in the preparation and delivery of a resident notification letter, duly executed by Seller if requested by Purchaser, notifying each Resident under a Resident Agreement that the Facility has been conveyed to Purchaser, in form reasonably acceptable to Seller and Purchaser. At Closing, Seller shall deliver to Purchaser evidence (in form reasonably acceptable to Purchaser, of the termination of each Intercompany Arrangement.
13.    Prorations.
(a)    Prorated Items. Rents from the Existing Leases, real and personal property taxes and assessments to the extent payable by the Property Sellers or Facility Owners pursuant to the Existing Leases (“Taxes”), and debt service (principal and interest payments) on the Existing Loans, utilities and other operating expenses to the extent payable by the Property Sellers or Facility Owners pursuant to the Existing Leases and any other income, cost or expense to Property Seller or any Facility Owner (“Operating Expenses”) will be prorated as of midnight of the day preceding Closing. Real and personal property taxes and assessments will be prorated on the basis of the most recent tax statements available as of Closing. Notwithstanding the foregoing, (a) any Operating Expenses or other income and expense of operating and managing the Facilities paid or payable by the Existing Tenant pursuant to the Existing Leases shall not be prorated between Purchaser and Seller but shall be prorated between Purchaser and Existing Tenant as contemplated by the Landlord Direction and Operating Transfer Agreement; (b) in addition to the purchase price, Purchaser shall pay the applicable Seller for the full amount of any escrows or other amounts on deposit in connection with the Existing Loans assumed at Closing which escrows or other amounts will be held for the benefit of Purchaser or the Facility Owners following the Closing; and (c) except as provided in the foregoing subsection (b), all cash in all accounts of Property Sellers and Facility Owners as of midnight of the day before the Closing Date shall not be prorated, shall remain the property of the applicable Property Sellers and Facility Owners and shall be distributed to the Property Sellers and Facility Owners before or after Closing.
(b)    Calculation of Prorations. For purposes of calculating prorations, Seller will be in title to the Real Property, and therefore entitled to the income therefrom and responsible for the expenses thereof (subject to the terms of clause (a) above and of the Existing Leases), through midnight of the day before the Closing Date. All prorations will be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date. The amount of prorations will be adjusted in cash after the Closing, as and when complete and accurate information becomes available. By no later than (i) ninety (90) days after Closing, Purchaser will provide Seller with a final accounting of Operating Expenses for periods prior to Closing, if any, and (ii) thirty (30) days after Purchaser receives the final bill for Taxes of the Facilities for the applicable period in which the Closing occurs, Purchaser will provide Seller with a final account of such Taxes. Purchaser will reimburse Seller for overpayments of Taxes and Operating Expenses by Seller or payments made by Seller relating to periods after Closing, if any. Seller will reimburse Purchaser for payments made by Purchaser relating to periods prior to Closing, if any. In no event shall Seller have any liability or responsibility for Existing Tenant’s failure to pay any of the foregoing which are the responsibility of Existing Tenant under the Existing Leases. This Section 13 will survive Closing.
14.    “AS-IS” SALE; LIMITATION; DISCLAIMER NOTICE. UNDER THIS AGREEMENT, PURCHASER AND ITS REPRESENTATIVES (INCLUDING ENVIRONMENTAL CONSULTANTS, ARCHITECTS AND ENGINEERS) HAVE BEEN OR WILL BE AFFORDED THE RIGHT AND OPPORTUNITY TO ENTER UPON THE REAL PROPERTY AND TO MAKE SUCH INSPECTIONS OF THE PROPERTY AND MATTERS RELATED THERETO, INCLUDING THE CONDUCT OF SOIL, ENVIRONMENTAL AND ENGINEERING TESTS, AS PURCHASER AND ITS REPRESENTATIVES DESIRE, SUBJECT TO THE PROVISIONS OF SECTION 7. PURCHASER IS AFFORDED THE OPPORTUNITY TO MAKE INQUIRIES OF AND RECEIVE INFORMATION FROM EXISTING TENANT WHO IS AN AFFILIATE OF PURCHASER AND WHO HAS MANAGED AND OPERATED THE FACILITIES SINCE APPROXIMATELY 2008. PURCHASER ACKNOWLEDGES THAT NOTWITHSTANDING ANY PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN REPRESENTATIONS, STATEMENTS, DOCUMENTS OR UNDERSTANDINGS, THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY SUCH PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN REPRESENTATIONS, STATEMENTS, DOCUMENTS OR UNDERSTANDINGS. PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN SECTION 10 OR THE CONVEYANCE DOCUMENTS (I) NEITHER SELLER, NOR ANY PRINCIPAL, AGENT, ATTORNEY, EMPLOYEE, BROKER OR OTHER REPRESENTATIVE OF SELLER HAS MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER REGARDING THE PROPERTY, EITHER EXPRESS OR IMPLIED, AND (II) THAT PURCHASER IS NOT RELYING ON ANY WARRANTY, REPRESENTATION OR COVENANT FROM SELLERS OR FACILITY OWNERS, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, EXCEPT AS SET FORTH IN SECTION 10 OR THE CONVEYANCE DOCUMENTS, AND AGREES THAT PURCHASER IS ACQUIRING THE PROPERTY IN WHOLLY AN “AS-IS” CONDITION WITH ALL FAULTS AND WAIVES ALL CONTRARY RIGHTS AND REMEDIES AVAILABLE TO IT UNDER STATE AND FEDERAL LAW. IN PARTICULAR, BUT WITHOUT LIMITATION, EXCEPT AS SET FORTH IN SECTION 10 AND IN THE CONVEYANCE DOCUMENTS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AND PURCHASER RELEASES SELLER FROM ANY LIABILITY OR RIGHT OF CONTRIBUTION WITH RESPECT TO THE USE AND CONDITION OF THE PROPERTY UNDER COMMON LAW OR ANY FEDERAL, STATE OR LOCAL LAW OR REGULATION INCLUDING, WITHOUT

LIMITATION, THE CONDITION OF THE SOILS OR GROUNDWATERS OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON OR UNDER THE PROPERTY OR ITS COMPLIANCE WITH APPLICABLE STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS RELATING TO LEASING, ZONING, SUBDIVISION, PLANNING, BUILDING, FIRE, SAFETY, HEALTH OR ENVIRONMENTAL MATTERS OR ITS COMPLIANCE WITH COVENANTS, CONDITIONS AND RESTRICTIONS (WHETHER OR NOT OF RECORD) OR OTHER LOCAL, MUNICIPAL, REGIONAL, STATE OR FEDERAL REQUIREMENTS, OR OTHER STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS. EXCEPT AS SET FORTH IN SECTION 10 OR THE CONVEYANCE DOCUMENTS (BUT SUBJECT TO THE TERMS OF THE LAST SENTENCE OF SECTION 10(y) HEREOF), IN NO EVENT SHALL SELLER HAVE ANY LIABILITY OR RESPONSIBILITY FOR ANY MATTER RELATING TO THE CONDITION OR OPERATION OF THE FACILITIES OR PROPERTY WHICH IS THE RESPONSIBILITY OF THE EXISTING TENANT UNDER THE EXISTING LEASES.
15.    Disclosure. If, prior to Closing, either party discovers a fact or circumstance which might render a representation or warranty by Seller in Section 10 inaccurate in any material respect, it will advise the other party thereof in writing promptly upon such discovery as more particularly set forth in Section 10.
16.    Operation of the Property. Until the earlier of the Closing or the termination of this Agreement, Seller undertakes and agrees (and shall cause each Facility Owner to comply with) the following:
(a)    Seller shall perform, or cause to be performed, its obligations relating to the Assets (including under the Existing Leases), including to pay (or cause to be paid) prior to delinquency, all amounts due with respect to the Existing Loans.
(b)    Subject to Sections 16(c) and 16(d), without Purchaser’s prior written approval, which may be withheld in Purchaser’s sole and absolute discretion, Seller shall not directly or indirectly (i) sell, assign, transfer or otherwise dispose of all or any portion of the Assets, except for Personal Property replaced in the ordinary course of business, or (ii) cause or permit any mortgage, deed of trust, Lien, assessment, obligation, interest, encroachment or liability to be placed of record against the Property (other than the Permitted Exceptions).
(c)    Without Purchaser’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed, Seller shall not (and shall not cause or permit any Facility Owner to) enter into any new (or extend, terminate, amend, renew or replace any) agreement, service contract, employment contract, permit or obligation affecting the Facilities or the other Property or which would be binding upon Purchaser or the Facilities (or any other Property) upon or after the consummation of the transactions contemplated by this Agreement, or file for, pursue, accept or obtain any zoning, land use permit or other development approval or entitlement, or consent to the inclusion of the Property into any special district; provided, however, Seller may enter into service or similar contracts without Purchaser’s approval if such contract is entered into in the ordinary course of Seller’s business and is terminable without penalty or premium on not more than thirty (30) days’ notice from the owner of the Property and is disclosed promptly in writing to Purchaser.
(d)    Subject to the rights of Existing Tenant under the Existing Leases,     Seller shall not, without the prior written consent of Purchaser, dispose of the Assets or any portion thereof or enter into any lease or modify any of the Existing Leases except as set forth in the Existing Lease Termination Documents.
(e)    Until the expiration or sooner termination of this Agreement, Seller shall remove the Assets (including all of the Facilities) from the market for sale, and not solicit, accept, entertain or enter into any negotiations or agreements with respect to the sale or disposition of any or all of the Assets, or any interest therein, or sell, assign, transfer or otherwise dispose of the Assets or any portion thereof or interest therein.
(f)    [Intentionally Deleted]
(g)    Seller shall not direct or cause Existing Tenant to terminate insurance in place as of the Effective Date with respect to the Facilities and the other Property.
(h)    Seller shall not direct or cause Existing Tenant to remove any material item of Personal Property from the Real Property except as permitted under the Existing Lease.
(i)    [Intentionally Deleted]
(j)    Seller shall not accept any rent from Existing Tenant for more than one (1) month in advance of the payment date.
(k)    Subject to the rights of Existing Tenant, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Assets without the prior written consent of Purchaser, which (i) prior to the expiration of the Inspection Period, shall not be unreasonably withheld, and (ii) after the expiration of the Inspection Period, may be withheld in Purchaser’s sole discretion.
(l)    Subject to the rights of Existing Tenant, Seller and Facility Owner shall not (with respect any Facility Owner or any Facility), without the prior written consent of Purchaser, which (i) prior to the expiration of the Inspection Period, shall not be unreasonably withheld, and (ii) after the expiration of the Inspection Period, may be withheld in Purchaser’s sole discretion: (A) make any acquisitions or dispositions; (B) settle litigation; or (C) allow intellectual property protections to lapse.
(m)    Until the earlier of Closing or the termination of this Agreement, Seller shall notify Purchaser in writing promptly upon learning or receiving notice, whichever first occurs, of:
(i)    Any event, transaction or occurrence prior to Closing which would or could materially and adversely affect any Facility Owner or any portion of the Property or the ownership, use, operation, repair or maintenance of any portion of the Property unless resulting from a failure of Existing Tenant to perform its obligations under the Existing Lease; and

(ii)     Seller’s breach of any of its representations, warranties or covenants in this Agreement, or any fact or event which would make (A) any of the representations or warranties of Seller contained in this Agreement untrue or misleading in any material respect or (B) any covenant or agreement of Seller under this Agreement incapable of being performed.
At any time prior to Closing and after the occurrence of any of the events described in this Section 16 or receipt by Purchaser of notice from Seller that any of the events described in this Section 16 have occurred and ten (10) days has elapsed from the date such events first occurred without Seller effecting a cure, Purchaser shall have the option to terminate this Agreement, in which case Escrow Agent shall return the Deposit to Purchaser, Seller shall pay one-half of all cancellation charges, if any, of Escrow Agent and Title Company, and the Parties shall have no further obligations or liabilities under this Agreement (other than the Surviving Obligations). Further, to the extent Seller breaches any of the covenants in this Section 16, and that breach will materially adversely affect any Facility Owner or the ownership, use, operation, repair or maintenance of any part of the Property, Purchaser shall be entitled to all of the rights and remedies set forth in Section 18, it being expressly understood that Seller’s obligation to provide information to Purchaser under this Section 16 will not relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.
17.    Purchaser’s Conditions.
(a)    Purchaser shall not be obligated to close hereunder unless each of the following conditions shall have been satisfied (or waived in writing by Purchaser) as of the Closing Date:
(i)    Title Policy. The Title Company shall issue (or shall be prepared and irrevocably and unconditionally committed to issue) the Title Policy with respect to each Facility as described in Section 5. The Title Policy shall insure that marketable title to the Real Property is vested in Purchaser (or its designee) pursuant to a 2006 ALTA form of extended coverage policy of owner’s title insurance, subject only to Permitted Exceptions and with the standard printed exceptions deleted, in the amount of that portion of the Purchase Price allocated to the Real Property relating to such Facility. Except with respect to any matter first arising or disclosed after the issuance of the applicable Commitment, Purchaser shall satisfy itself as to title matters prior to the expiration of the Inspection Period.
(ii)    Accuracy of Representations. All of the representations and warranties made by Seller in this Agreement or any of the Closing Documents shall be true, correct and complete in all material respects, provided with respect to any representations and warranties that are qualified by “materiality,” such representations and warranties shall be true, correct and complete in all respects, on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Seller shall have certified thereto.
(iii)    Seller’s Performance. Seller shall have performed all covenants and obligations in all material respects (provided with respect to any covenants and obligations that are qualified by “materiality,” such covenants and obligations shall have been performed by Seller in all respects).
(iv)    No Violations. Unless caused by or resulting from a failure of Existing Tenant to perform its obligations under the Existing Lease, there shall be no notice issued of any material violation or alleged material violation of any Law with respect to the Facilities or any other portion of the Property which has not been corrected to the satisfaction of the issuer of such notice.
(v)    No Change. Since the Effective Date, no Laws affecting any portion of the Assets shall have changed or been enacted, issued or pending which would materially and adversely affect any Facility Owner or the ownership, maintenance, repair, operation or use of the Property as it is currently used.
(vi)    Material Change. Unless caused by or resulting from a failure of Existing Tenant to perform its obligations under the Existing Lease, the Property shall be in substantially the same condition as of the Effective Date, reasonable wear and tear excepted, and there has been no material adverse change in the physical condition of the Property.
(vii)    No Liens. The Assets, including the Personal Property, shall be conveyed free and clear of all Liens arising through Seller, except Permitted Exceptions.
(viii)    Consents. All consents required to effect the transaction shall have been obtained by Seller.
(ix)    Estoppel. Promptly following the Effective Date, Seller shall request from Existing Tenant an estoppel certificate to be executed by Existing Tenant in form required by the terms of the applicable Existing Lease.
(x)    Existing Lease Termination Documents. Existing Tenant and HFHLP, as applicable, shall have executed and delivered the Existing Lease Termination Documents.
If any condition specified in Section 17(a) is not satisfied on or before the Closing Date, Purchaser may, at its option, and in its sole and absolute discretion, (a) extend the Closing Date to allow sufficient time (but not to exceed thirty (30) days) within which to cure or satisfy such condition, (b) waive any such condition which can legally be waived either at the time originally established for the Closing Date or at any time on or before the thirtieth (30th) day thereafter and proceed to Closing without adjustment or abatement of the Purchase Price, or (c) terminate this Agreement by written notice thereof to Seller, in which case the Deposit shall be returned to Purchaser, and (x) if the failed condition is any of the conditions specified in Sections 17(a)(iii), (iv), (vi), or (vii), or (y) if the failed condition is any of the conditions specified in Section 17(a) (ii) and the failure with respect to Section 17(ii) is caused by an intentional act or omission of Seller (or any Facility Owner), or a representation and warranty is known to be false by Seller’s Representative on the Effective Date, then Seller shall reimburse Purchaser for Purchaser’s Expenses up to a maximum of $250,000, and Seller shall pay for all of the cancellation charges, if any, of Escrow Agent and Title Company.`
(b)    Seller’s Conditions. Seller shall not be obligated to close hereunder unless each of the following conditions shall have been satisfied (or waived in writing by Seller) as of the Closing Date:
(i)    Consents. All consents required to effect the transaction shall have been obtained by Purchaser.
(ii)    Existing Lease Termination Documents. Existing Tenant and HFHLP, as applicable, shall have executed and delivered the Existing Lease Termination Documents.
If any condition specified in Section 17(b) is not satisfied on or before the Closing Date, Seller may, at its option, and in its sole and absolute discretion, (a) extend the Closing Date to allow sufficient time (but not to exceed thirty (30) days) within which to cure or satisfy such condition, (b) waive any such condition which can legally be waived either at the time originally established for the Closing Date or at any time on or before the thirtieth (30th) day thereafter and proceed to Closing without adjustment or abatement of the Purchase Price, or (c) terminate this Agreement by written notice thereof to Purchaser, in which case the Deposit shall be returned to Purchaser.

18.    Remedies.
(a)    IF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT OCCUR BY REASON OF ANY DEFAULT BY PURCHASER AFTER NOTICE FROM SELLER TO PURCHASER SPECIFYING SUCH BREACH AND FAILURE TO CURE THE SAME WITHIN A PERIOD OF TEN (10) DAYS FROM AND AFTER DELIVERY OF SUCH NOTICE, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES THAT SELLER MAY SUFFER. THEREFORE, PURCHASER AND SELLER AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE ASSETS IS AND WILL BE, AND SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DEPOSIT. THIS AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR ANY BREACH OF THIS AGREEMENT BY PURCHASER. THE PAYMENT OF THIS AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON ANY DEFAULT BY PURCHASER, THIS AGREEMENT WILL BE TERMINATED AND NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER IT, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER AND THE OBLIGATIONS OF PURCHASER UNDER SECTION 7 ABOVE.

(b)    If the consummation of the transaction contemplated by this Agreement does not occur by reason of any default by Seller after notice from Purchaser to Seller specifying such breach and failure to cure the same within a period of ten (10) days from and after delivery of such notice (provided, however, Seller shall be in immediate default without the necessity of notice or any opportunity to cure if it breaches (or any Facility Owner intentionally causes a breach of) Seller’s obligation to Close and convey title to the Assets on the Closing Date or intentionally breaches any representation, warranty or covenant made by Seller under this Agreement), Purchaser will have the right, as its sole remedy under this Agreement, to either (i) terminate this Agreement by giving written notice of termination to Seller, whereupon the Escrow Agent shall promptly return the entire Deposit to Purchaser, Seller shall promptly reimburse Purchaser for Purchaser’s Expenses up to a maximum of $250,000, and notwithstanding anything to the contrary herein, both Purchaser and Seller shall be relieved of any further obligations or liabilities hereunder except for Surviving Obligations, or (ii) seek specific performance. In no event will Seller be liable to Purchaser for consequential or incidental damages, including, but not limited to, lost profits.
19.    Casualty; Condemnation. If any Facility or other portion of the Property is damaged by fire or other casualty or becomes the subject of a condemnation proceeding affecting any Facility prior to Closing and the damage is in excess of or the portion of the Facility (or other Property) taken has a fair market value in excess of Three Hundred Thousand Dollars ($300,000) (the “Floor”), Purchaser will have the right to terminate this Agreement with respect to such Facility and the related Property (and, as applicable, the relevant Facility Owner Interests) and, in such event the Purchase Price shall be reduced by that portion of the Purchase Price allocated to such Facility and the related Property, if it so notifies Seller in writing not later than the first to occur of (a) ten (10) days after it is advised of the casualty or condemnation proceeding or (b) Closing; provided, however, Purchaser shall not have the right to terminate this Agreement if Existing Tenant is obligated under the Existing Leases to restore such casualty or condemnation. Seller will notify Purchaser in writing of a casualty or condemnation affecting any Facility or any other portion of the Property within the earlier of (i) Closing or (ii) five (5) days of Seller’s receipt of notice thereof and, if the casualty or condemnation is less than or equal to the Floor, will assign to Purchaser at Closing Seller’s rights with respect to all insurance or condemnation proceeds related thereto and pay to Purchaser the amount of any insurance deductible. If the casualty is in excess of or the portion of the Facility and related Property taken has a fair market value in excess of the Floor, and Purchaser elects not to terminate this Agreement with respect to such Facility as contemplated above, then Seller will assign to Purchaser at Closing Seller’s rights with respect to all insurance or condemnation proceeds related thereto and, if Seller has not already paid the deductible, Purchaser shall be entitled to a credit toward the Purchase Price in the amount of any deductible.
20.    Confidentiality; Post Closing Obligations.
(a)    From the execution of this Agreement through the termination of this Agreement, or the Closing, and thereafter, each Party shall use all information that it obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other reasonable purposes consistent with the intent of this Agreement (the “Approved Purpose”) and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other Parties. Each Party may disclose such information to its respective affiliates, counsel, accountants, tax advisors and consultants. Additionally, each Party agrees that it shall not make any announcement, press release or disclosure regarding the nature or existence of this Agreement or the transactions contemplated hereby without the prior consent of the other Party, provided any Party may disclose this Agreement and the transactions contemplated hereto as may be required pursuant to, or to be included in, any filing, report, statement or testimony required to be submitted to any stock exchange, Governmental Authority, or any municipal, state or national regulatory body having jurisdiction over such Party or its Affiliates. This provision shall not prohibit the use or disclosure of confidential information provided by one Party pursuant to court order or Applicable Law or which has otherwise become publicly available through no fault of the other Party.
(b)    Non-Solicitation. For a period commencing on the Closing Date and ending on the first anniversary of the Closing Date, none of Seller, Seller’s Affiliates and/or Seller’s Representative shall, without the prior written consent of the Purchaser, take, hire, solicit or entice any employee of Purchaser (or any employee of any Affiliate of Purchaser) or any manager, operator or independent contractor that is engaged by Purchaser (or any Affiliate of Purchaser) to operate, manage or otherwise conduct the business of any of the Facilities (or relating to the Facilities or the other Property) to leave the employment of, or terminate the engagement by, Purchaser or its Affiliate.
(c)    Non-Compete. Subject to the exceptions set forth in the Disclosure Letter, for a period commencing on the Closing Date and ending on the first anniversary of the Closing Date, none of Seller, Seller’s Affiliates and/or Seller’s Representative shall, without the prior written consent of the Purchaser, directly or indirectly (or through any Person in which it directly or indirectly holds an interest) develop, own any interest in, manage, lease, operate, participate in, receive revenues from, construct, acquire or render services to senior housing facility located within ten (10) miles of any Facility.
(d)    Remedies.
(i)    Seller acknowledges and agrees that Purchaser would be irreparably damaged if Seller fails to comply in any manner with any of the provisions of this Section 20. Accordingly, Seller agrees that Purchaser will be entitled to an injunction or injunctions to prevent breaches of this the right to specifically enforce the terms of this Section 20 in addition to any other rights or remedies to which Purchaser may be entitled hereunder, at law or in equity, without having to post a bond or having to prove the inadequacy of monetary damages. Purchaser acknowledges and agrees that Seller would be irreparably damaged if Purchaser fails to comply in any manner with any of the provisions of Section 20(a). Accordingly, Purchaser agrees that Seller will be entitled to an injunction or injunctions to prevent breaches of this the right to specifically enforce the terms of Section 20(a) in addition to any other rights or remedies to which Seller may be entitled hereunder, at law or in equity, without having to post a bond or having to prove the inadequacy of monetary damages.
(ii)    Seller acknowledges and agrees that the provisions of this Section 20 are reasonable and valid in geographical and temporal scope and in all other respects.

(e)    Additional Agreements; Post-Closing Obligations.
(ii)    Seller and Purchaser agree that Purchaser, in its sole discretion, shall have the right exercisable prior to the expiration of the Inspection Period, by written notice to Seller’s Representative, to assume one or more of the Existing Loans or Purchaser may pay off one or more of the Existing Loans at Closing. In addition to the Purchase Price, in each case in connection with the transfer of the Assets to Purchaser in accordance with the terms of this Agreement, Purchaser shall pay all transfer, assumption or other fees and all reasonable costs and expenses charged by the lenders for the Existing Loans in connection with the transfer of the Assets; all prepayment fees and penalties; recording costs and expenses relating to the recordation of any mortgage assignment agreement or other documentation relating to the transfer of the Assets; attorneys’ fees incurred by and payable to the lenders for the Existing Loans; and any additional title insurance premiums or costs for endorsements required by the lenders for the Existing Loans; and any other costs and expenses payable to, or charged by, the lenders for the Existing Loans relating to the transfer of the Assets so long as such costs are imposed by the Lender under the Existing Loan Documents. Seller shall (and shall cause each Facility Owner to) cooperate with Purchaser (including, without limitation, in connection with the preparation of any loan assumption applications), and promptly provide any information that may be required by any lender or Purchaser in connection with any assumption or prepayment of any Existing Loan. Purchaser acknowledges that the lenders for the Existing Loans may require replacement guaranties, environmental indemnities and/or other agreements from Purchaser, its members and/or other guarantors. Notwithstanding the foregoing, it shall be a condition to Seller’s obligation to close that the lenders for any Existing Loans assumed at Closing provide a full written release of Property Sellers and any other guarantors, satisfactory to Seller in its reasonable discretion, for all obligations and liabilities under the Existing Loans which first arise from and after Closing Date, and the assumption documents shall otherwise be in form reasonably satisfactory to Sellers.
(iii)    Upon receipt of Purchaser’s reasonable written request at any time and from time to time from and after the Effective Date and until the date that is three (3) years after the Closing, Seller shall, at Seller’s principal place of business maintain and, during normal business hours, make all books, records, files and financial statements of the Facility Owners and the Property Sellers available to Purchaser for inspection and copying (at Purchaser’s sole cost and expense). Seller will likewise make available any records relating to the Assets to the extent in Seller’s Possession, the parties agreeing and acknowledging that Seller does not operate the Facilities.
(iv)    At any time after the Effective Date and for the period of three (3) years after the Closing, Seller shall use its commercially reasonable efforts to assist Purchaser (at Purchaser’s sole cost and expense) in (A) the preparation of any and all historical and pro forma financial statements relating to the Assets as reasonably determined by Purchaser to be necessary for Purchaser or its Affiliate to satisfy the requirements under applicable rules and regulations of the Securities and Exchange Commission, including, without limitation, by obtaining and providing relevant data and providing access to individuals with knowledge of such data, (B) obtaining an unqualified audit opinion in accordance with GAAP from Ernst & Young LLP (or such other registered independent accounting firm as Purchaser shall specify, the “Accounting Firm”) with respect to such financial statements (including the consent of the Accounting Firm to the inclusion of such opinion in one or more reports or registration statements that may be filed by Purchaser or its Affiliates with the Securities and Exchange Commission), (C) causing the Accounting Firm to issue one or more customary comfort letters with respect to the financial information of the Purchaser and its Affiliates, and (D) causing the Accounting Firm to perform a review of any interim financial periods in accordance with AU 722 as promulgated by the Public Company Accounting Oversight Board in order to be able to provide customary comfort with respect to such periods. Upon receipt by Seller of Purchaser’s reasonable written request at any time after the Effective Date and from time to time and for the period or three years after the Closing, Seller shall, at Seller’s principal place of business, during Seller’s normal business hours, make all records relating to the Assets in Seller’s Possession available to Purchaser for inspection and copying (at Purchaser’s sole cost and expense), but does not operate the Facilities and as a result Seller will likewise make available any records it has with respect to the Assets, but does not operate the Facilities and as a result does not have records related to the operation of the Facilities.
(f)    Survival. The terms and provisions of this Section 20 shall survive the Closing for a period of one year, except for the terms and provisions of Section 20(e)(ii) and (iii), which will survive for a period of three (3) years.
21.    Notices. All notices provided for in this Agreement may be telecopied (with machine verification of receipt), sent by FedEx or other overnight courier service or delivered or mailed registered or certified mail, return receipt requested. If a notice is mailed, it will be considered delivered upon receipt or refusal thereof. If a notice is sent via telecopy on a business day it will be received upon receipt of verification of transmission. If a notice sent via overnight courier, it will be received upon the next business day, provided it is then delivered. The addresses to be used in connection with such correspondence and notices are the following, or such other address as a party will from time to time direct:
Purchaser:            New Senior Investment Group Inc.
c/o Fortress Investment Group LLC
2901 Dallas Parkway, Suite 380
Plano, TX 75093
Attn: Brian Landrum
Telecopy No. (972) 608-9716
Telephone No. (469) 304-5095
and
Attn: Trent Johnson
Telecopy No. (972) 608-9716
Telephone No. (469) 304-5037

with copy to:            Skadden Arps Slate Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois
Attn: Nancy M. Olson, Esq.
Telecopy No. (312) 407-8584

Telephone No. (312) 407-0532
Seller:                Seller’s Representative at
Hawthorn Management Services Corp.
1111 Third Avenue, Suite 31-60
Seattle, Washington 98101
Attn: Patrick F. Kennedy
Telecopy No. (206) 254-5607
Telephone No. (206) 254-5605

and:                Hawthorn Development LLC
9310 NE Vancouver Mall Drive, Suite 200
Vancouver, WA 98662
Attn: Susan L. Haider
Telecopy No: (360) 213-1540
Telephone No. (360) 213-1539

with copy to:             Foster Pepper PLLC
1111 Third Avenue, Suite 3400
Seattle, Washington 98101
Attn: Gary E. Fluhrer
Telecopy No. (206) 749-1942
Telephone No. (206) 447-8896

22.    Hart-Scott-Rodino. Seller and Purchaser have each independently determined that the execution of this Agreement and the consummation of the transactions contemplated under this Agreement are exempt from the filing and waiting period requirements of Section 7A of the Clayton Act, as added by Section 201 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a, and the rules and regulations promulgated thereunder (“HSR Act”). In making such determination, Seller and Purchaser each did not and will not rely upon any written or oral statement, representation or warranty made by or on behalf of another party, whether or not contained in this Agreement, as to the applicability of the HSR Act to the transactions contemplated under this Agreement. Any noncompliance with the HSR Act, with the WARN Act ((WARN) Act, Public Law 100-379 (29 U.S.C. §. 2101 et seq.)) or any state equivalent, or related to Residents personal records resulting from termination of the Existing Leases at or after Closing shall be the sole responsibility of Purchaser, and Purchaser shall indemnify, defend and hold Seller harmless from any liability and cost as a result thereof.
23.    Transfer. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their heirs, successors and assigns; provided, however, Purchaser may not assign its rights under this Agreement without Seller’s prior written consent, which may be withheld in Seller’s sole discretion; provided further, Purchaser may assign all or any portion of this Agreement or its rights hereunder, or delegate all or any portion of its duties or obligations hereunder, to an Affiliate without written consent from Seller, provided that Purchaser gives Seller notice of the assignment or delegation and that such assignment or delegation does not relieve Purchaser of its obligations hereunder. No such assignment will release Purchaser from primary liability under this Agreement. In the event of an assignment the term “Purchaser” as used in this Agreement will include Purchaser’s assignee.
24.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Washington. Venue for any disputes or litigation shall be exclusively in King County, Washington, or San Francisco, California.
25.    Brokers Fees. Each party will pay any real estate brokers or agents and consultants and finder’s fees arising out of agreements entered into, or action taken, by such party in connection with the purchase and sale of the Assets and will indemnify, defend and hold the other party harmless with respect thereto.
26.    Costs and Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement and other documentation related to this Agreement and in the performance of its duties under this Agreement.
27.    Miscellaneous.
(a)    Headings. The headings in this Agreement are for convenience only and do not in any way limit or affect the terms and provisions of this Agreement.
(b)    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included; provided, that if any date set forth in this Agreement for the delivery of any document or the happening of any event or the performance of any obligation (such as, for example, the expiration of the Inspection Period or the Closing Date) should, under the terms hereof, fall on a non-business day, then such date shall be extended automatically to the next succeeding business day. The final day of any such period will end at 5:00 p.m., Pacific Time.
(c)    Time of Essence. Time is of the essence of this Agreement.
(d)    Gender. Wherever appropriate in this Agreement, the singular will refer to the plural and the plural to the singular, and pronouns of certain genders will include either or both of the other genders.
(e)    Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which when taken together will constitute one and same instrument.
(f)    Exhibits. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement as if set forth in full.
28.    Attorneys’ Fees. If any lawsuit or arbitration arises in connection with this Agreement, including without limitation, an action to rescind this Agreement, the substantially prevailing party therein will be entitled to recover from the losing party the substantially prevailing party’s costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, including those in any bankruptcy proceeding, which amounts will be included in any judgment entered therein.
29.    Unenforceability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the remainder of such provision or any other provisions of this Agreement.
30.    Amendment, Modifications. This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same is in writing and signed by or on behalf of the party to be charged therewith.
31.    Waiver. A party may, at any time or times, at its election, waive any of the conditions to its obligations under this Agreement, but any such waiver will be effective only if contained in a writing signed by such party. No waiver will reduce the rights and remedies of such party by reason of any breach of any other party. No waiver by any party of any breach under this Agreement will be a waiver of any other or subsequent breach.
32.    Facsimile Signatures. Each party (i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy.
33.    Delivery of Possession. Possession of the Assets will be delivered to Purchaser on the Closing Date subject to the Existing Lease Termination Documents and the Permitted Exceptions.
34.    Bulk Sales Laws. Seller waives Purchaser’s compliance with the bulk transfer provisions of the state in which the Real Property is located or similar laws. Seller and Purchaser will consult with each other and determine a mutually agreeable method of compliance with the bulk transfer provisions of the state in which the Real Property is located or similar laws.
35.    Indemnification.
(a)    Indemnity by Seller. Seller agrees to indemnify, defend and hold Purchaser and its Affiliates and their respective officers, directors, managers, agents and representatives (the “Purchaser Indemnified Parties”) harmless from any liability, claim, demand, loss, expense or damage, including, without limitation, reasonable attorney’s fees and costs (collectively, “Claims”) arising out of any material breach of any representation, warranty or covenant of Seller set forth in this Agreement first discovered by Purchaser after the Closing (except with respect to representations, warranties or covenants that are by their terms qualified by “materiality”, any breach of such representation, warranty or covenant).

(b)    Indemnity by Purchaser. Purchaser agrees to indemnify, defend and hold Seller and its Affiliates and their respective officers, directors, managers, members, agents and representatives harmless from any Claim arising out of (i) any material breach of any representation, warranty or covenant of Purchaser set forth in this Agreement (except with respect to representations, warranties or covenants that are by their terms qualified by “materiality”, any breach of such representation, warranty or covenant), (ii) any breach or default by Purchaser, its agents, employees or contractors under the Conveyance Documents, and (iii) the ownership and operation of the Facilities on and after the Closing.
(c)    Indemnity Procedure. The following provisions govern all actions for indemnity under this Section 35 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any Claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice of the Claim. After such notice, the indemnitor will be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the Claim, and (iii) to compromise or settle the Claim, which compromise or settlement may be made only with the written consent of the indemnitee, which will not unreasonably withhold its consent. If the indemnitor fails to assume the defense of the Claim within thirty (30) days after receipt of the Claim notice, the indemnitee against which such Claim has been asserted will (upon delivering notice to such effect to the indemnitor) have the right to undertake, at the indemnitor’s sole cost and expense (to be reimbursed as accrued), the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnitor. In the event the indemnitee assumes the defense of the Claim, the indemnitee will keep the indemnitor reasonably informed of the progress of any defense, compromise or settlement. The indemnitor will be liable for any settlement of any action effected under this Section 35 subject to the written consent of the indemnitor and for any final judgment (subject to any right of appeal). The indemnitor agrees to indemnify and hold harmless an indemnitee from and against any losses by reason of such a settlement or judgment; provided, however, that if an indemnitee settles a Claim without the prior written consent of the indemnitor, then the indemnitor will be released from liability with respect to that Claim unless the indemnitor has unreasonably withheld its consent. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any Claim will relieve the indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that the failure is prejudicial to the indemnitor’s ability to defend that action.
(d)    Indemnification Limits. The aggregate liability of Seller for all Claims of indemnification under Section 35(a) of this Agreement will be limited as provided in Section 10.
(e)    Limitations. Hawthorne Development LLC, a Washington limited liability company, shall be liable for Seller’s indemnification obligations hereunder. Notwithstanding anything herein to the contrary, the individual members or partners of the Entity Selling Group shall not be liable for Seller’s indemnification obligations hereunder except for the representations and warranties made at Closing in the Assignment of Facility Owner Interest attached hereto as Exhibit 8.
(f)    Survival. The terms of this Section 35 will survive the Closing; provided, however, that the indemnity by Seller of any breach of its representations and warranties will survive only for a period of thirty six (36) months after Closing and be subject to the conditions in Section 10 and the indemnity by Purchaser will survive only for a period of thirty six (36) months after Closing.
36.    Terms. In addition to the terms defined elsewhere in this Agreement, the following terms are defined as set forth below:
“Environmental Law” means any Law, including requirements under permits, licenses, consents and approvals, relating to pollution or protection of human health or the environment, including those that relate to emissions, discharges, releases or threatened releases, or the generation, manufacturing, processing, distribution, use, treatment, storage, disposal, transport, or handling, of Hazardous Materials.
“Governmental Authority” means any court, board, agency, commission or authority of any nature whatsoever for any governmental unit (including federal, state, county, municipal, district, city or otherwise) whether in existence or hereafter in existence having jurisdiction over Seller or the Assets, or the Purchaser, as applicable.
“Hazardous Materials” means those materials that are regulated by or form the basis of liability under any Environmental Law, including: (a) any substance identified under any Environmental Law as a pollutant, contaminant, hazardous substance, liquid, industrial or solid or hazardous waste, hazardous material or toxic substance; (b) any petroleum or petroleum derived substance or waste; (c) any asbestos or asbestos-containing material; (d) any polychlorinated biphenyl (PCB) or PCB-containing or urea-formaldehyde-containing material or fluid; (e) any radioactive material or substance, including radon; (f) any lead or lead based paints or materials; and (g) any mold, fungi, yeast or other similar biological agents that may have an adverse effect on human health.
“Intangible Property” means the Trade Names and any and all intangible property, goodwill, rights, privileges, and appurtenances owned by Property Seller or any Facility Owner and used in connection with, the ownership, operation, maintenance, use or occupancy of the Assets (other than the Contracts and Resident Agreements), including the Permits, Plans and Records, guaranties, warranties, escrow accounts and reserves, websites, e-mail addresses, trade names, trademarks, telephone and facsimile numbers assigned to each Facility or the management office [and the Facility names identified on Schedule 1 and Schedule 2 attached hereto], and all rights, claims and recoveries under insurance policies related to the Assets or any portion thereof.
“Laws” means all federal, state and local laws, statutes, codes, regulations, rules, ordinances, orders, policy directives, judgments or decrees (including common law), including those of judicial and administrative bodies.
“Liens” means liens, encumbrances, claims, covenants, conditions, restrictions, easements, rights of way, options, pledges, judgments or other similar matters encumbering or arising through Property Seller’s or Facility Owner’s interest in the Facilities. Liens excludes matters created by or arising through Existing Tenant.

“Permits” means all governmental or quasi-governmental permits, agreements, licenses, certificates, authorizations, applications, approvals, entitlements, variances and waivers, including building permits and certificates of occupancy, relating to the construction, ownership, development, use, operation, maintenance or repair of the Real Property.
“Prohibited Person” means any of the following: (a) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a Person owned or controlled by, or acting for or on behalf of any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a Person that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a Person that is affiliated with any Person identified in clause (a), (b), (c) and/or (d) above.
“Purchaser’s Expenses” means all actual and reasonable unrelated third party out-of-pocket costs and expenses incurred by Purchaser and/or its Affiliates or designees in connection with the transactions contemplated by this Agreement, including, without limitation, due diligence expenses, legal, salary and travel expenses.
“Seller’s Representative” shall mean Hawthorn Management Services Corp., the manager of (i) each Property Seller, (ii) each Facility Owner that is a limited liability company and (iii) each general partner of each Facility Owner that is a limited partnership.
“Surviving Obligations” means those obligations which expressly survive termination of this Agreement or the Closing, as applicable.
37.    Waiver of Right to Receive Seller Disclosure Statement and Waiver of Right to Rescind. The Land and Improvements constitutes “commercial real estate” as defined in RCW 64.06. Purchaser waives the right to receive a seller disclosure statement (a “Seller Disclosure Statement”) if required by RCW 64.06. RCW 64.06 provides that Purchaser may waive its right to receive the Seller Disclosure Statement; provided, however, if the answer to any of the questions in the section of the Seller Disclosure Statement entitled “Environmental” would be “yes,” Purchaser may not waive the receipt of the “Environmental” section of the Seller Disclosure Statement. By executing this Agreement, Purchaser acknowledges that it has received the “Environmental” section of the Seller Disclosure Statement and Purchaser waives its right to receive the balance of the completed Seller Disclosure Statement.
Subject to the terms of Section 39 below, Purchaser further agrees that any information discovered by Purchaser concerning the Land and Improvements shall not obligate Seller to prepare and deliver to Purchaser a revised or updated Seller Disclosure Statement. Purchaser hereby waives any right to receive an updated or revised Seller Disclosure Statement, regardless of the source of any new information. Purchaser further warrants that it is a sophisticated Purchaser who is familiar with the ownership and development of real estate projects similar to the Land and Improvements and Purchaser has or will have adequate opportunity to complete such independent inspections of the Land and Improvements it deems necessary and will not be relying on any information provided in any Seller Disclosure Statement.
38.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral or written, express or implied, and all negotiations or discussions of the parties, whether oral or written, and there are no warranties, representations or agreements among the parties in connection with the subject matter of this Agreement except as set forth in this Agreement.
39.    Disclosure Letter/Schedule 5. Seller shall deliver to Purchaser the Disclosure Letter and Schedule 5 to this Agreement prior to December 31, 2014.

[signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.
SELLER

HAWTHORN MANAGEMENT SERVICES CORP., as authorized representative on behalf of each of the entities listed on Schedule 1 and Schedule 2

By:
Name:
Title:

PURCHASER

NIC ACQUISITIONS LLC, a
Delaware limited liability company

By:
Name:
Title:

AGREED AND ACCEPTED THIS
_____ DAY OF DECEMBER, 2014

HAWTHORN DEVELOPMENT LLC

By:
Name:
Title:

SCHEDULE 1
PROPERTY SELLER FACILITIES

Facility Entity	State	Facility Name	Manager / General Partner
Deltona Retirement Residence LLC	FL	Sterling Court 1001 Alabaster Way Deltona, FL 32725 USA	Hawthorn Management Services Corp.
Boynton Beach Retirement Residence LLC	FL	Windward Palm 8440 S. Military Trail Boynton Beach, FL 33436 USA	Hawthorn Management Services Corp.
Venice Retirement Residence LLC	FL	Venetian Gardens 1450 Venice East Blvd. Venice, FL 34292 USA	Hawthorn Management Services Corp.
Kingwood Retirement Residence Limited Partnership	TX	Cypress Woods 2755 Chestnut Ridge Road Kingwood, TX 77339 USA	Kingwood GP LLC (Hawthorn Management Services Corp., Manager)
Gig Harbor Retirement Residence LLC	WA	Peninsula 3445 50th Street Ct NW Gig Harbor, WA 98335 USA	Hawthorn Management Services Corp.
West Seattle Retirement Residence LLC	WA	Bridge Park 3204 SW Morgan St Seattle, WA 98126 USA	Hawthorn Management Services Corp.

SCHEDULE 2
ENTITY SELLING GROUP FACILITIES

Facility Entity	State	Facility Name	Manager / General Partner
Palmdale Retirement Residence Limited Partnership	CA	Rancho Village 39630 Fairway Dr. Palmdale, CA 93551 USA	Palmdale GP LLC (Hawthorn Management Services Corp., Manager)
Temecula Retirement Residence Limited Partnership	CA	Chateau at Harveston 40024 Harveston Dr. Temecula, CA 92591 USA	Temecula GP LLC (Hawthorn Management Services Corp., Manager)
Yucaipa Retirement Residence Limited Partnership	CA	Golden Oaks 33398 Oak Glen Rd. Yucaipa, CA 92399 USA	Yucaipa GP LLC (Hawthorn Management Services Corp., Manager)
East Longmeadow Retirement Residence LLC	MA	Bluebird Estates 1 Apple Blossom Ln East Longmeadow, MA 01028 USA	Hawthorn Management Services Corp.
Charlotte Retirement Residence II LLC	NC	Shads Landing 9131 Benfield Rd Charlotte, NC 28269 USA	Hawthorn Management Services Corp.
Concord Retirement Residence LLC	NC	Crescent Heights 240 Branchview Dr NE Concord, NC 28025 USA	Hawthorn Management Services Corp.
Wake Forest Retirement Residence LLC	NC	Lodge at Wake Forest 1151 S Main St Wake Forest, NC 27587 USA	Hawthorn Management Services Corp.
Omaha Retirement Residence LLC	NE	Rolling Hills Ranch 4324 N 132nd St Omaha, NE 68164 USA	Hawthorn Management Services Corp.
Dover Retirement Residence LLC	NH	Maple Suites 30 Holiday Dr Dover, NH 03820 USA	Hawthorn Management Services Corp.
Copley Retirement Residence LLC	OH	Copley Place 528 Rothrock Rd Copley, OH 44321 USA	Hawthorn Management Services Corp.
Murray Retirement Residence LLC	UT	Olympus Ranch 971 E 5600 S Murray, UT 84121 USA	Hawthorn Management Services Corp.

SCHEDULE 3
EXISTING LEASES

1.
Bluebird Estates. That certain Construction Facility Lease Agreement by and between East Longmeadow Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of December 31, 2008, and as further amended by Second Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 16571, Page 424, in the Official Records of Hampden County, Massachusetts.

2.
Bridge Park. That certain Construction Facility Lease Agreement by and between West Seattle Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Recording No. 20070321002030, in the Official Records of King County, Washington.

3.
Chateau at Harveston. That certain Construction Facility Lease Agreement by and between Temecula Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007-0177131, in the Official Records of Riverside County, California.

4.
Copley Place. That certain Construction Facility Lease Agreement by and between Copley Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Image No. 55423860, in the Official Records of Summit County, Ohio.

5.
Crescent Heights. That certain Construction Facility Lease Agreement by and between by and between Concord Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of October 17, 2008, and as further amended by that certain Second Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 7410, Page 147, in the Official Records of Cabarrus County, North Carolina, as amended by that certain Amendment to Memorandum of Lease dated as of October 17, 2008, as recorded in Book 8466, Page 86, aforesaid records.

6.
Cypress Woods. That certain Construction Facility Lease Agreement by and between Kingwood Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in County Clerk’s File No. 2007033742, in the Official Records of Montgomery County, Texas.

7.
Golden Oaks. That certain Construction Facility Lease Agreement by and between Yucaipa Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007-0160353 in the Official Records of San Bernardino County, California.

8.
Lodge at Wake Forest. That certain Construction Facility Lease Agreement by and between Wake Forest Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease recorded March 21, 2007 in Book 12454, Page 769 in the Official Records of Wake County, North Carolina.

9.
Maple Suites. That certain Construction Facility Lease Agreement by and between Dover Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 3506, Page 137, in the Official Records of Strafford County, New Hampshire.

10.
Olympus Ranch. That certain Construction Facility Lease Agreement by and between Murray Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Entry No. 10039932 in Book 9437, Page 9053, in the Official Records of Salt Lake City, Utah.

11.
Peninsula. That certain Construction Facility Lease Agreement by and between Gig Harbor Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Document No. 200703211198, in the Official Records of Pierce County, Washington.

12.
Rancho Village. That certain Construction Facility Lease Agreement by and between Palmdale Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 20070589488, in the Official Records of Los Angeles County, California.

13.
Rolling Hills Ranch. That certain Construction Facility Lease Agreement by and between Omaha Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007028484, in the Official Records of Douglas County, Nebraska.

14.
Shads Landing. That certain Construction Facility Lease Agreement by and between Charlotte Retirement Residence II LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 21941, Page 478, in the Official Records of Mecklenburg County, North Carolina.

15.
Sterling Court. That certain Construction Facility Lease Agreement by and between Deltona Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Official Records Book 6028, Page 857, in the Public Records of Volusia County, Florida.

16.
Venetian Gardens. That certain Construction Facility Lease Agreement by and between Venice Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007045557, in the Public Records of Sarasota County, Florida.

17.
Windward Palms. That certain Construction Facility Lease Agreement by and between Boynton Beach Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Official Records Book 21529, Page 1387, in the Public Records of Palm Beach County, Florida.

SCHEDULE 4
INDEBTEDNESS

None except as set forth in Schedule 5.

SCHEDULE 5
EXISTING LOAN DOCUMENTS

[To be provided by December 31, 2014]
SCHEDULE 6
INTERCOMPANY ARRANGEMENTS

None that will survive Closing. Seller has a banking arrangement by which rents under the Existing Leases are pooled in a common account and by which debt service on the Existing Loans is paid, but such arrangement shall be terminated at Closing.

EXHIBIT 1
LEGAL DESCRIPTION OF LAND
[Property Sellers]

See attached.

EXHIBIT 2
LEGAL DESCRIPTION OF LAND
[Entity Selling Group Facilities]

See attached.

EXHIBIT 3
FORM OF DEED

SPECIAL WARRANTY DEED

The Grantor,                     , a                 , for good and valuable consideration in hand paid, does hereby grant, bargain, sell, convey and confirm to                     , a                  (the “Grantee”), that certain real estate situated in              County, [______] described on Exhibit A attached hereto and incorporated herein by reference, together with all rights and privileges appurtenant thereto and improvements thereon, subject to the exceptions to title described on Exhibit B-1 attached hereto, those of public record, and those disclosed by the survey described on Exhibit B-2.
The Grantor for itself and its successors in interest does by these presents expressly limit the covenants of this Deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim, through or under said Grantor and not otherwise, Grantor will forever warrant and defend the said described real estate.
DATED this _____ day of             , 2015.
GRANTOR:

By:
Name:
Its:

STATE OF WASHINGTON COUNTY OF ____________	ss.

I certify that I know or have satisfactory evidence that _________________________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the _________________________ of _________________________ a Washington limited liability company, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.
Dated this ____ day of _________________________, 2015.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington, residing at
My appointment expires

EXHIBIT A TO DEED
LEGAL DESCRIPTION OF THE PROPERTY

[Insert]

EXHIBIT B TO DEED

PERMITTED EXCEPTIONS

[Insert]

EXHIBIT 4
FORM OF BILL OF SALE
BILL OF SALE
FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, each Seller identified on the signature pages hereto (“Seller”), and under the terms of a Purchase and Sale Agreement dated as of _________ ___, 2014 (the “Agreement”), sells, transfers and conveys to ______________________________________ (“Purchaser”), all of such Seller’s personal property, if any, located within or used in connection with the operation of the improvements on real property described in Exhibit 1 to this Agreement (the “Personal Property”). Seller sells and transfers to Purchaser its interest in the Personal Property free and clear of all liens and encumbrances arising by, through and under Seller, except the Permitted Exceptions (as defined in the Agreement), and not otherwise, and will warrant and defend against any adverse claim thereto arising by, through and under Seller.
To have and to hold the same unto Purchaser, its successors and assigns, forever.
PURCHASER ACKNOWLEDGES RECEIPT OF THE PERSONAL PROPERTY AND FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RECEIVING SUCH PERSONAL PROPERTY IN AN “AS IS” CONDITION EXPRESSLY SUBJECT TO AND WITH THE REPRESENTATIONS, LIMITATIONS AND DISCLAIMERS THAT ARE EXPRESSLY SET FORTH IN THE AGREEMENT.

SELLER

______________________________________,
a ______________________________

By
Name
Title

PURCHASER

______________________________________,
a ______________________________

By
Name
Title

EXHIBIT 5
ASSIGNMENT OF RIGHTS
This Assignment of Rights is made as of ______________, 2014, by each Seller identified on the signature pages hereto (“Assignor”) in favor of ______________________________________ (“Assignee”). All initial capitalized terms used in this Agreement not defined in this Agreement will have the meanings provided such terms in that certain Purchase and Sale Agreement dated as of ______________ ___, 2014 between Assignor and [Assignee][PURCHASER] (the “Purchase Agreement”).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is acknowledged, Assignor grants, sells, transfers and assigns unto Assignee all of the right, title and interest of Assignor in, to and under any and all of the following items, to the extent that they are related to that certain real property identified and more particularly described in Exhibit 1 to this Agreement (the “Real Property”):
(a)    all licenses and permits pertaining to the Real Property, to the extent assignable;
(b)    all warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) from, by or against any contractor, subcontractor, manufacturer, supplier or laborer or other service provider relating to the Real Property or the improvement thereof, if any, to the extent assignable;
(c)    all intangible property used or useful in connection with the Real Property or the improvements thereon, including, without limitation, trade names, if any, to the extent assignable.
Assignee accepts the foregoing assignment as of the date hereof and agrees to assume any obligations of Assignor in connection with the foregoing to the extent accruing on and after the date hereof.
The provisions of this Assignment will be binding upon, and will inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.
This Assignment will be governed by and construed in accordance with the laws of the State of Washington.
This Assignment may be executed in any number of counterparts, each of which will be an original, but all of which when taken together will constitute one and the same instrument.
ASSIGNOR

ASSIGNEE

EXHIBIT 6
LANDLORD DIRECTION AND OPERATIONS TRANSFER AGREEMENT

LANDLORD DIRECTION AND OPERATIONS TRANSFER AGREEMENT
THIS LANDLORD DIRECTION AND OPERATIONS TRANSFER AGREEMENT (this "Agreement") is made and entered into on ________________, 2015, and shall be effective as of the Effective Date (as defined below), by and among each of the entities set forth under the heading “LANDLORD” on the signature pages hereto (as the context requires, each a “Landlord” and, collectively, “Landlord”), NIC ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”), and HARVEST LEASING LLC (“Tenant”), with respect to the following:
RECITALS
A.    Each Landlord is the fee owner of the senior housing facility identified next to its name on Schedule 1 attached hereto (each, a "Facility", and collectively, the “Facilities”), and each Landlord leases to Tenant the Facility identified next to their respective names on Schedule 1 pursuant to the terms of a Construction Facility Lease Agreement, dated February 28, 2007 (each, as amended, a “Lease” and collectively, the “Leases”).
B.    Landlord (or partners or members owning Landlord) and Buyer are parties to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”), dated as of December ____, 2014, pursuant to which Buyer has agreed to acquire the Facilities or the ownership interests in Landlord, as applicable.
C.    In connection with the consummation of the Purchase Agreement, as agreed by Tenant and Buyer, each Landlord and Tenant shall execute and deliver that certain Termination of Lease, dated and effective as of the Effective Date, pursuant to which each of the Leases shall be terminated.
D.    The parties hereto desire to enter into this Agreement to set forth the terms and conditions of the transfer of certain assets and obligations relating to the operation of the Facilities from Tenant to Buyer on the Effective Date, and to clarify the responsibilities and obligations with regard to the proration of the income and expenses relating to the Facilities by and between the Tenant and Buyer.
IN CONSIDERATION OF the foregoing recitals, the mutual promises contained herein and the Purchase Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Transfer of Certain Assets.Tangible Property. Landlord hereby directs Tenant to convey directly to Buyer (or Buyer’s designee), on the Effective Date, all of Tenant’s right, title and interest in and to any tangible personal property owned by Tenant and the consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, office supplies, linens, other supplies and foodstuffs) located on or about the applicable Facility and used or held for use in connection with the operation of such Facility (the "Tangible Property"), in each case, free and clear of all liens, charges and encumbrances (other than any lien securing indebtedness assumed by Buyer) and in compliance with all applicable laws, unless Buyer (or its designee) engages Tenant or its affiliate to manage such Facility on behalf of Buyer (or its designee), in which event Buyer and Tenant shall determine whether certain of the Tangible Property shall remain in the name of Tenant (or its affiliate) following the Effective Date.
(a)    Operational Personal Property. Landlord hereby directs Tenant to convey directly to Buyer (or Buyer’s designee), on the Effective Date, all of Tenant’s rights, title and interest in and to any lien waivers, warranties, and other intangible personal property of every kind and nature whatsoever, which can be legally transferred and which is used or held for use in connection with the management and operation of the applicable Facility, including, but not limited to, patient/resident records, employee records and other books and records used in connection with the operation of such Facility, resident and/or patient lists and records and all phone numbers and facsimile numbers used by or on behalf of Tenant in connection with the operation of such Facility (collectively, the "Operational Personal Property"), in each case, free and clear of all liens, charges and encumbrances (other than any lien securing indebtedness assumed by Buyer) and in compliance with all applicable laws, unless Buyer (or its designee) engages Tenant or its affiliate to manage such Facility on behalf of Buyer (or its designee), in which event Buyer and Tenant shall determine whether certain of the Operational Personal Property shall remain in the name of Tenant (or its affiliate) following the Effective Date.
(b)    Permits and Approvals. Landlord hereby directs Tenant to convey directly to Buyer (or Buyer’s designee), on the Effective Date, to the extent legally assignable, all of Tenant’s right, title and interest in and to the permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations and all amendments, modifications, supplements, general conditions and addenda thereto, held by it and used or held for use in connection with the management, leasing and operation of the applicable Facility (the "Permits and Approvals"), all of which shall become the property of Buyer (or its designee), unless Buyer (or its designee) engages Tenant or its affiliate to manage such Facility on behalf of Buyer (or its designee), in which event Buyer and Tenant shall determine whether certain of the Permits and Approvals shall continue to be maintained by Tenant (or its affiliate) following the Effective Date.
(c)    Ownership and Delivery of Possession. On the Effective Date, Tenant shall deliver to Buyer (or its designee), and Buyer (or its designee) will accept, possession of the Tangible Property, the Operational Personal Property, the Permits and Approvals (collectively, the “Assets”) at the applicable Facility.
(d)    Bill of Sale and Assignment. On the Effective Date, Tenant shall execute a Bill of Sale for the Tangible Property and Operational Personal Property and an Assignment of Permits and Approvals in favor of Buyer (or its designee) in the form of Exhibit A hereto.
2.    Residency Agreements; Contracts; Records; Workers Compensation.
(a)    Residency Agreements. Landlord hereby directs Tenant to convey and assign directly to Buyer (or Buyer’s designee), on the Effective Date, all residency agreements (the "Residency Agreements") for the then-current residents (the "Residents") at the applicable Facility and Buyer (or its designee) shall assume the obligations of Tenant arising under the Residency Agreements with respect to periods first arising on and after the Effective Date. Tenant shall be and remain responsible for the obligations of Tenant arising under the Residency Agreements prior to the Effective Date.
(b)    Contracts. Landlord hereby directs Tenant to convey and assign directly to Buyer (or Buyer’s designee), on the Effective Date, all current Facility-level service and equipment contracts with third party vendors that provide equipment, goods or services to the applicable Facility (the "Assumed Operating Contracts"), and Buyer (or its designee) shall assume the obligations of Tenant first arising from and after the Effective Date under all such Assumed Operating Contracts prior to the Effective Date, unless Buyer (or its designee) engages Tenant or its affiliate to manage such Facility on behalf of Buyer (or its designee), in which event Buyer and Tenant shall determine whether certain of the contracts shall remain in the name of Tenant (or its affiliate) following the Effective Date.
(c)    Assignment and Assumption Agreement. On the Effective Date, Tenant and Buyer (or its designee) shall execute an Assignment of Residency Agreements and Contracts in the form of Exhibit B hereto. With respect to accounts payable, in no event shall any Landlord or Buyer (or any designee of Buyer) assume any liability related to equipment, goods or services provided under any Assumed Operating Contract prior to the Closing Date. In the event the assignment of any Assumed Operating Contract requires consent of a third party, such consent shall be pursued and obtained by the Tenant.
(d)    Records. Landlord hereby directs Tenant with respect to the Facilities to convey directly to Buyer (or Buyer’s designee), on the Effective Date: (i) all of the business records of such Facility which are necessary for the continued operation of the Facility by Buyer (or its designee); and (ii) all of the records or written documents physically located at such Facility and relating to Residents of the Facility (collectively, the “Records”), in each case, in compliance with all applicable laws.
(e)    Workers Compensation. Tenant (and its affiliate) shall retain the liability for all workers compensation claims relating to employment activity by all employees of the Facilities prior to the Closing Date and, if Buyer (or any designee) engages Tenant or its affiliate to manage such Facilities at and following the Effective Date, for so long as Tenant or its affiliate(s) manage the Facilities.
3.    Security Deposits and Other Trust Funds. Landlord hereby directs Tenant with respect to the Facilities to convey directly to Buyer (or Buyer’s designee), on the Effective Date, all security deposits made by Residents or any other tenant of any Facility to Tenant (or its affiliate) pursuant to the terms of any Residency Agreement or otherwise, and any other deposits and trust funds held by Tenant as of the Effective Date for residents or tenants of each Facility (collectively, “Deposits”) to Buyer (or its designee(s)), in each case, in compliance with all applicable laws. Buyer (or its designee) shall indemnify and hold each Landlord and Tenant harmless for all Losses arising out of or resulting from the failure of Buyer or any designee to comply with applicable agreements and/or laws relating to such Deposits following the Effective Date, provided such indemnity shall apply only to the extent that Buyer (or its designee) has actually received such Deposits on the Effective Date. Tenant shall indemnify and hold each Landlord harmless for all Losses arising out of or resulting from the failure of Tenant to comply with applicable agreements and/or laws relating to such Deposits. For the purposes of this Agreement, “Losses” shall mean, with respect to any party, any and all demands, damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims, refund obligations (including, without limitation, interest and penalties thereon and reasonable attorneys’ fees) paid, incurred, or suffered by or asserted against such party.
4.    Simultaneous Closing; Effective Date. The Closing of the transactions contemplated by this Agreement are contingent upon the simultaneous occurrence of the consummation of the transactions contemplated by the Purchase Agreement and the termination of the Leases. The “Effective Date” of this Agreement shall be the date of the closing of the sale of the Facilities and the ownership interests in Landlord, as applicable, under the Purchase Agreement. In the event the closing under the Purchase Agreement does not occur for any reason, this Agreement shall null and void.
5.    Prorations. Notwithstanding anything to the contrary contained in the Lease, except for any prorations between Buyer and Seller expressly provided for in the Purchase Agreement, all prorations and allocations of revenue, income, employee compensation and benefits, taxes, costs, and expenses related to the ownership, leasing, management, and operation of the Facilities, including, without limitation, with respect to the Assets, Residency Agreements, the Assumed Operating Contracts and the Deposits, shall be prorated between Tenant and Landlord as they shall deem necessary or appropriate.
6.    Landlord’s Obligations. Buyer and Tenant each acknowledge and agree that, on and after the Effective Date, notwithstanding the termination of the Leases and notwithstanding anything to the contrary set forth in the Purchase Agreement or the Leases, (i) Landlord will not have, any right, title or interest in the Assets, Residency Agreements, the Assumed Operating Contracts, the Records, or the Deposits, (ii) Landlord is not assuming any liabilities with respect to the Assets, Residency Agreements, the Assumed Operating Contracts, the Records, or the Deposits and all such liabilities with respect thereto shall, as between Landlord, on the one hand, and Tenant and Buyer, on the other hand, be and remain the sole responsibility of Tenant and Buyer, (iii) Landlord shall not be liable for any failure of Buyer or Tenant to comply with the terms of this Agreement, (iv) Landlord is not making any representations and warranties regarding any of the Assets, Residency Agreements, the Assumed Operating Contracts, the Records, or the Deposits, and (v) all sales, excise, transfer, or other taxes due with respect to the conveyance or assignment of the Assets, Residency Agreements, the Assumed Operating Contracts, the Records, or the Deposits (as defined below) shall be sole responsibility of Tenant and Buyer. The obligations under this Section 6 shall survive the execution and delivery of this Agreement, the termination of the Leases and the closing under the Purchase Agreement.
7.    Miscellaneous.
(a)    Further Assurances. The parties hereto agree to execute and deliver to the other parties hereto any agreement, document or instrument deemed reasonably necessary or desirable to give effect to the transactions described in this Agreement.
(b)    Entire Agreement. This Agreement supersedes all prior oral or written negotiations, understandings and agreements with respect to the subject matter hereof.
(c)    Captions; Pronouns. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as appropriate.
(d)    Counterparts; Facsimile or Electronic Transmission. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (including via emailed PDF files) shall be effective as delivery of a manually executed counterpart of this Agreement.
(e)    Governing Law; Venue. IN ALL RESPECTS THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WASHINGTON (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW). Any and all lawsuits, arbitrations, or other actions between the parties relating to this Agreement shall be brought exclusively in Seattle, Washington, or San Francisco, California, in any court that has jurisdiction, and the parties hereby agree that such locations are appropriates venue for resolution of such disputes.
(f)    No Third Party Beneficiaries; Successors and Assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated herein, no party, however, may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.
(g)    Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the party against whom the amendment is sought to be enforced.
(h)    Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.
(i)    Full Review and Advice of Counsel. All the parties hereto have had full opportunity to review and participate in the drafting of the final form of this Agreement. Accordingly, this Agreement shall be construed without regard to any presumption or other rule of construction against the party causing the Agreement to be drafted.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and entered into this Landlord Direction and Operations Transfer Agreement as of the Effective Date hereof.
[LANDLORD]

[TENANT]

[BUYER]

SCHEDULE 1
TO LANDLORD DIRECTION AND OPERATIONS TRANSFER AGREEMENT

Facility Name	Landlord
Sterling Court 1001 Alabaster Way Deltona, FL 32725 USA	Deltona Retirement Residence LLC
Windward Palm 8440 S. Military Trail Boynton Beach, FL 33436 USA	Boynton Beach Retirement Residence LLC
Venetian Gardens 1450 Venice East Blvd. Venice, FL 34292 USA	Venice Retirement Residence LLC
Cypress Woods 2755 Chestnut Ridge Road Kingwood, TX 77339 USA	Kingwood Retirement Residence Limited Partnership
Peninsula 3445 50th Street Ct NW Gig Harbor, WA 98335 USA	Gig Harbor Retirement Residence LLC
Bridge Park 3204 SW Morgan St Seattle, WA 98126 USA	West Seattle Retirement Residence LLC
Rancho Village 39630 Fairway Dr. Palmdale, CA 93551 USA	Palmdale Retirement Residence Limited Partnership
Chateau at Harveston 40024 Harveston Dr. Temecula, CA 92591 USA	Temecula Retirement Residence Limited Partnership,
Golden Oaks 33398 Oak Glen Rd. Yucaipa, CA 92399 USA	Yucaipa Retirement Residence Limited Partnership

Bluebird Estates 1 Apple Blossom Ln East Longmeadow, MA 01028 USA	East Longmeadow Retirement Residence LLC
Shads Landing 9131 Benfield Rd Charlotte, NC 28269 USA	Charlotte Retirement Residence II LLC
Crescent Heights 240 Branchview Dr NE Concord, NC 28025 USA	Concord Retirement Residence LLC
Lodge at Wake Forest 1151 S Main St Wake Forest, NC 27587 USA	Wake Forest Retirement Residence LLC
Rolling Hills Ranch 4324 N 132nd St Omaha, NE 68164 USA	Omaha Retirement Residence LLC
Maple Suites 30 Holiday Dr Dover, NH 03820 USA	Dover Retirement Residence LLC
Copley Place 528 Rothrock Rd Copley, OH 44321 USA	Copley Retirement Residence LLC
Olympus Ranch 971 E 5600 S Murray, UT 84121 USA	Murray Retirement Residence LLC

EXHIBIT A
TO
LANDLORD DIRECTION AND OPERATIONS TRANSFER AGREEMENT

Form of Bill of Sale and Assignment

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (“Bill of Sale”) is made this ___ day of ____, 201___ by [__________________] (“Grantor”), in favor of [______________] (“Grantee”).
W I T N E S S E T H:

WHEREAS, [_____________] (“Seller”) and NIC Acquisitions LLC (“Buyer”) entered into that certain Purchase and Sale Agreement dated as of December ___, 2014 (“Agreement”) with respect to the sale of certain Real Property identified on Schedule A attached hereto and the Improvements located thereon (the “Facility”) and certain additional assets. (Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Agreement.)
WHEREAS, Seller, Grantor, Buyer and certain other parties entered into that certain Landlord Direction and Operations Transfer Agreement dated as of ___________, 20__ (“OTA”), pursuant to which Grantor is obligated to transfer to Buyer (or its designee) all of Grantor’s right, title and interest in the Inventory, Operational Personal Property and Permits and Approvals, identified on Schedule B attached hereto (collectively, the “Transferred Property”); and
WHEREAS, Buyer has directed Grantor to transfer the Transferred Property to Grantee.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby absolutely, irrevocably and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Grantee all of the Transferred Property.
Grantor hereby covenants that Grantor will, at any time and from time to time upon written request therefor, execute and deliver to Grantee, Grantee’s successors, nominees or assigns, such documents as Grantee or they may reasonably request in order to fully assign and transfer to and vest in Grantee or Grantee’s successors, nominees and assigns, and protect Grantee’s or their right, title and interest in and to all of the Transferred Property and rights of Grantor intended to be transferred and assigned hereby, or to enable Grantee, Grantee’s successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.
Grantor hereby represents and warrants to Grantee that the Transferred Property is free and clear of all liens, claims and encumbrances.
This Bill of Sale and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Agreement and the OTA, and shall be binding upon and inure to the benefit of Grantor and Grantee, their respective legal representatives, successors and assigns.
This Bill of Sale (a) may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument, (b) shall be governed by and construed in accordance with the laws of [________________________], and (c) may not be modified or amended except by written agreement signed by both Grantor and Grantee.
Nothing in this Bill of Sale alters or amends any covenants, representations, warranties, indemnities or disclaimers set forth in the Agreement or the OTA, all of which shall be independent of the terms and conditions of this Bill of Sale.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale on the day and year first above written.
GRANTOR:

[____________________]

GRANTEE:

[____________________]

SCHEDULE A

REAL PROPERTY

(attached hereto)

SCHEDULE B

(a)    “Inventory” means all consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, office supplies, linens, other supplies and foodstuffs) located on or about the Facility and used or held for use in connection with the operation of the Facility.

(b)    “Operational Personal Property” means any tangible personal property owned by Grantor and any lien waivers, warranties, and other intangible personal property of every kind and nature whatsoever, which can be legally transferred and which is used or held for use in connection with the management and operation of the Facility, including, but not limited to, patient/resident records, employee records and other books and records used in connection with the operation of the Facility, resident and/or patient lists and records and all phone numbers and facsimile numbers used by or on behalf of Grantor in connection with the operation of the Facility.

(c)    “Permits and Approvals” means, to the extent legally assignable, the permits, licenses, approvals, entitlements and other governmental and quasi governmental authorizations and all amendments, modifications, supplements, general conditions and addenda thereto, held by it and used or held for use in connection with the management, leasing and operation of the Facility.

EXHIBIT B
TO
LANDLORD DIRECTION AND OPERATIONS TRANSFER AGREEMENT

Form of Assignment of Residency Agreements and Contracts

ASSIGNMENT AND ASSUMPTION OF RESIDENCY AGREEMENTS AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF RESIDENCY AGREEMENTS AND CONTRACTS (this “Assignment”) is made as of this ____ day of _____, 201___, by and between [_______________], a [_____________] (“Assignor”), and [_____________], a [_______________] (“Assignee”).
WITNESSETH:

WHEREAS, [_____________] (“Seller”) and NIC Acquisitions LLC (“Buyer”) entered into that certain Purchase and Sale Agreement dated as of December ___, 2014 (“Agreement”) with respect to the sale of certain Real Property identified on Schedule A attached hereto and the Improvements located thereon (the “Facility”) and certain additional assets. (Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Agreement.)
WHEREAS, Seller, Assignor, Buyer and certain other parties entered into that certain Landlord Direction and Operations Transfer Agreement dated as of ___________, 20__ (“OTA”), pursuant to which Assignor is obligated to transfer to Buyer (or its designee) all of Assignor’s right, title and interest in and to (i) the Residency Agreements which are identified on the rent roll attached hereto as Schedule B (the “Residency Agreements”) and all security deposits thereunder and (ii) the contracts which are identified on the contract list attached hereto as Schedule C (the “Assumed Contracts” and collectively with the Residency Agreements, the “Assigned Property”); and
WHEREAS, Buyer has directed Assignor to transfer the Assigned Property to Assignee.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
AGREEMENT:

1.    Assignor hereby irrevocably transfers, sets over, conveys and assigns to Assignee the following described property:
(a)    All right, title and interest of Assignor as landlord under the Residency Agreements and all security deposits made thereunder; and
(b)    All right, title and interest of Assignor in and to the Assumed Contracts.
TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.
2.    Assignee hereby accepts the foregoing assignment of Residency Agreements (including security deposits made thereunder) and the Assumed Contracts from and after the date hereof, and assumes the obligations thereunder first arising from and after the date hereof.
3.    This Assignment and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Agreement and the OTA, and shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.
4.    This Assignment (a) may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument, (b) shall be governed by and construed in accordance with the laws of [____________________], and (c) may not be modified or amended except by written agreement signed by both parties.
5.    Nothing in this Assignment alters or amends any covenants, representations, warranties or indemnities set forth in the Agreement or the OTA, all of which shall be independent of the terms and conditions of this Assignment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.
ASSIGNOR:

[___________________]

ASSIGNEE:

[______________________]

SCHEDULE A

REAL PROPERTY

(attached hereto)

SCHEDULE B

RENT ROLL

(attached hereto)

SCHEDULE C

CONTRACTS

(attached hereto)

EXHIBIT 7
TERMINATION OF LEASES

TERMINATION OF LEASE

THIS TERMINATION OF LEASE (this “Termination”), is made and entered into on ________________, 2015, and shall be effective as of the Termination Date (as defined below), by and among the parties identified as Landlord on the signature pages hereto, as Landlord (each, a “Landlord” and collectively, “Landlord”), and HARVEST LEASING LLC, as Tenant (“Tenant”), as consented to by HARVEST FACILITY HOLDINGS LP, a Delaware limited partnership.

W I T N E S S E T H

WHEREAS, each Landlord and Tenant is a party to a Construction Facility Lease Agreement, dated February 28, 2007, as more particularly set forth on Schedule 1 attached hereto (each, as amended, a “Lease”) pursuant to which Tenant leases each of the facilities identified on Schedule 1 (collectively, the “Facilities”) from Landlord;

WHEREAS, each Landlord and Tenant party to each Lease now desire to terminate such Lease; and

NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Termination of Leases. Each Landlord and Tenant party to each Lease hereby mutually agrees to terminate such Lease effective as of the date of the closing (the “Termination Date”) of the sale of the Facilities under the Leases and the ownership interests in Landlord, as applicable, pursuant to that certain Purchase Agreement between Landlord (or partners or members owning Landlord) and NIC Acquisitions LLC, a Delaware limited liability company (“Buyer”), dated as of December ___, 2014 (as amended, the “Purchase Agreement”). The termination of the Leases under this Termination is contingent upon the simultaneous occurrence of the consummation of the transactions contemplated by the Purchase Agreement. In the event the closing under the Purchase Agreement does not occur for any reason, this Termination shall be null and void and the Leases shall remain in full force and effect in accordance with their terms.

2.    Release. Each Landlord and Tenant party to each Lease hereby mutually release each other from all claims, liabilities, obligations and responsibilities arising under such Lease, which termination and release shall be effective from and after the Termination Date; provided, however, notwithstanding anything to the contrary in the Leases, (i) the obligation of any party to such Lease to pay any sums due and payable or accruing under such Lease prior to the Termination Date shall survive the termination of such Lease, (ii) the indemnification and other obligations of the Tenant under Article 13 (Indemnity; Waiver) and Article 42 (Hazardous Substances) of each Lease shall survive the termination of such Lease for the survival period contemplated by such Lease and (iii) any additional provisions of any Lease that survive by the terms of such Lease shall survive the termination of such Lease for the survival period contemplated by such Lease. For clarification, notwithstanding the termination of the Leases hereunder, the sale of the Facilities and the closing under the Purchase Agreement, each Landlord shall continue to be entitled to all indemnification and other rights and benefits, and Tenant shall be bound by the indemnification and other obligations, under Article 13 (Indemnity; Waiver) and Article 42 (Hazardous Substances) of each Lease for the survival period contemplated by such Lease.

3.    Miscellaneous.

(i)    Further Assurances. The parties hereto agree to execute and deliver to the other parties hereto any agreement, document or instrument reasonably requested by any other party to give effect to the transactions contemplated by this Termination.
(ii)    Entire Agreement. This Termination supersedes all prior oral or written negotiations, understandings and agreements with respect to the subject matter hereof.
(iii)    Counterparts; Facsimile or Electronic Transmission. This Termination may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Termination by facsimile or electronic transmission (including via emailed PDF files) shall be effective as delivery of a manually executed counterpart of this Termination.
(iv)    Venue. Any and all lawsuits, arbitrations, or other actions between the parties relating to this Termination shall be brought exclusively in Seattle, Washington, or San Francisco, Californian, in any court that has jurisdiction, and the parties hereby agree that such locations are appropriates venue for resolution of such disputes.
(v)    No Third Party Beneficiaries; Successors and Assigns. This Termination shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. This Termination shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated herein, no party, however, may assign either this Termination or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.
(vi)    Amendments. No amendment of any provision of this Termination shall be valid unless the same shall be in writing and signed by the party against whom the amendment is sought to be enforced.
(vii)    Severability. In the event that any provision of this Termination, as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Termination, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of this Agreement as a whole.
(viii)    Full Review and Advice of Counsel. All the parties hereto have had full opportunity to review and participate in the drafting of the final form of this Termination. Accordingly, this Termination shall be construed without regard to any presumption or other rule of construction against the party causing the Agreement to be drafted.
[signatures on following page]
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Termination of Lease as of the date first above written.

[LANDLORD:]

[TENANT:]

CONSENT AND AGREEMENT OF HARVEST FACILITY HOLDINGS LP

The undersigned, Harvest Facility Holdings LP, a Delaware limited partnership (“HFHLP”), as the original tenant under the Leases and an obligated party thereunder pursuant to the terms of Section 19.4 thereof, hereby consents to the foregoing Termination of Lease and agrees, notwithstanding the termination of the Leases thereunder, the sale of the Facilities and the closing under the Purchase Agreement, each Landlord shall continue to be entitled to all of the rights and benefits of, and HFHLP shall continue to be obligated with respect to, the terms of Article 13 (Indemnity; Waiver) and Article 42 (Hazardous Substances) of each Lease for the survival period contemplated by such Lease.

HARVEST FACILITY HOLDINGS LP,
a Delaware limited partnership

By:
Name:
Its:

SCHEDULE 1
TO
TERMINATION OF LEASE

1.
Bluebird Estates. That certain Construction Facility Lease Agreement by and between East Longmeadow Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of December 31, 2008, and as further amended by Second Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 16571, Page 424, in the Official Records of Hampden County, Massachusetts.

2.
Bridge Park. That certain Construction Facility Lease Agreement by and between West Seattle Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Recording No. 20070321002030, in the Official Records of King County, Washington.

3.
Chateau at Harveston. That certain Construction Facility Lease Agreement by and between Temecula Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007-0177131, in the Official Records of Riverside County, California.

4.
Copley Place. That certain Construction Facility Lease Agreement by and between Copley Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Image No. 55423860, in the Official Records of Summit County, Ohio.

5.
Crescent Heights. That certain Construction Facility Lease Agreement by and between by and between Concord Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of October 17, 2008, and as further amended by that certain Second Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 7410, Page 147, in the Official Records of Cabarrus County, North Carolina, as amended by that certain Amendment to Memorandum of Lease dated as of October 17, 2008, as recorded in Book 8466, Page 86, aforesaid records.

6.
Cypress Woods. That certain Construction Facility Lease Agreement by and between Kingwood Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in County Clerk’s File No. 2007033742, in the Official Records of Montgomery County, Texas.

7.
Golden Oaks. That certain Construction Facility Lease Agreement by and between Yucaipa Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007-0160353 in the Official Records of San Bernardino County, California.

8.
Lodge at Wake Forest. That certain Construction Facility Lease Agreement by and between Wake Forest Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease recorded March 21, 2007 in Book 12454, Page 769 in the Official Records of Wake County, North Carolina.

9.
Maple Suites. That certain Construction Facility Lease Agreement by and between Dover Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 3506, Page 137, in the Official Records of Strafford County, New Hampshire.

10.
Olympus Ranch. That certain Construction Facility Lease Agreement by and between Murray Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Entry No. 10039932 in Book 9437, Page 9053, in the Official Records of Salt Lake City, Utah.

11.
Peninsula. That certain Construction Facility Lease Agreement by and between Gig Harbor Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Document No. 200703211198, in the Official Records of Pierce County, Washington.

12.
Rancho Village. That certain Construction Facility Lease Agreement by and between Palmdale Retirement Residence Limited Partnership and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 20070589488, in the Official Records of Los Angeles County, California.

13.
Rolling Hills Ranch. That certain Construction Facility Lease Agreement by and between Omaha Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007028484, in the Official Records of Douglas County, Nebraska.

14.
Shads Landing. That certain Construction Facility Lease Agreement by and between Charlotte Retirement Residence II LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Book 21941, Page 478, in the Official Records of Mecklenburg County, North Carolina.

15.
Sterling Court. That certain Construction Facility Lease Agreement by and between Deltona Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Official Records Book 6028, Page 857, in the Public Records of Volusia County, Florida.

16.
Venetian Gardens. That certain Construction Facility Lease Agreement by and between Venice Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded as Instrument No. 2007045557, in the Public Records of Sarasota County, Florida.

17.
Windward Palms. That certain Construction Facility Lease Agreement by and between Boynton Beach Retirement Residence LLC and Harvest Leasing LLC (as successor-in-interest to Harvest Facilities Holdings LP), dated as of February 28, 2007, as amended by that certain First Amendment to Construction Facility Lease Agreement dated as of February 1, 2012, as evidenced by that certain Memorandum of Lease dated as of February 28, 2007, and recorded in Official Records Book 21529, Page 1387, in the Public Records of Palm Beach County, Florida.

EXHIBIT 8
ASSIGNMENT OF FACILITY OWNER INTEREST
(Facility Equity Owner to Facility Owner)

For good and valuable consideration, the receipt of which is hereby acknowledged, the person identified as a “Equity Seller” in column 1 of Exhibit A hereto (“Equity Seller”) hereby sells, transfers, assigns and conveys unto NIC ACQUISITIONS LLC, a Delaware limited liability company (the “Company”), all of Equity Seller’s right, title and interest in and to the limited liability company membership interest, general partnership interest or limited partnership interest, as the case may be, held by the Equity Seller in the Entity listed in Column 2 of Exhibit A hereto, including all capital, profits and beneficial interest associated therewith (the “Facility Owner Interest”).
Equity Seller represents and warrants to Company that Equity Seller owns the Facility Owner Interest free and clear of any liens and encumbrances and Equity Seller has full right, power and authority to contribute and assign the Facility Owner Interest.
Company hereby accepts and assumes this contribution and assignment and acknowledges receipt of the Facility Owner Interest.
This Assignment is made and given pursuant to and in reliance of that certain Consent and Special Durable Power of Attorney executed by the Equity Seller authorizing and consenting to the sale of the Facility Owner Interest to Company and appointing the signer hereof as Equity Seller’s attorney-in-fact for such purposes. This Assignment is governed by the Laws of the State of Washington and is executed and being delivered within the State of Washington.
EXECUTED in Seattle, Washington, this ___ day of _____________, 2015.
EQUITY OWNER (As Listed on Exhibit A):

By:    Hawthorn Management Services Corp.,
    its attorney-in-fact

By:
Name:
Title:

Accepted and assumed by Purchaser:

NIC ACQUISITIONS LLC, a
Delaware limited liability company

By:
Name:
Title: